UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BJ SERVICES COMPANY

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 7, 2008

The Annual Meeting of the Stockholders of BJ Services Company (the “Company”) will be held on Thursday, February 7, 2008, at 11:00 a.m. local time, at The Westin Galleria Hotel, located at 5060 West Alabama St., Houston, Texas 77056, for the following purposes:

1.	To elect three Class III directors to serve a three-year term;

2.	To approve the BJ Services Company 2008 Employee Stock Purchase Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year 2008; and

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

All stockholders of record at the close of business on December 10, 2007, are entitled to notice of, and to vote at, the meeting and any adjournment or postponement. Stockholders holding at least a majority of the outstanding shares of the Company are required to be present or represented by proxy at the meeting to constitute a quorum.

Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 10:00 a.m. and seating will begin at 10:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

J. W. Stewart
Chairman of the Board, President and Chief Executive Officer

Houston, Texas

December 19, 2007

YOUR VOTE IS IMPORTANT

We request that you vote your shares as promptly as possible. If you have shares registered in your own name, you may vote your shares in a number of ways:

•	electronically via the Internet at www.proxyvote.com,

•	by telephone, if you are in the U.S. and Canada, by calling 1-800-690-6903, or

•	by requesting a proxy card be mailed to you

If you hold BJ Services shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by Broadridge Investor Communication Services.

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders (the “2008 Annual Meeting”) of BJ Services Company, a Delaware corporation (the “Company”), to be held at The Westin Galleria Hotel, located at 5060 West Alabama St., Houston, Texas 77056, on Thursday, February 7, 2008, at 11:00 a.m. local time. Stockholders of record at the close of business on December 10, 2007 are entitled to notice of, and to vote at, the meeting and at any adjournment or postponement.

On December 10, 2007, the record date, there were outstanding and entitled to vote 292,932,837 shares of common stock (together with the associated preferred share purchase rights, the “Common Stock”), held of record by approximately 1,340 persons. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date. Stockholders do not have cumulative voting rights.

When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted on the proxy. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address provided below, voting again via the Internet or telephone, or by attending the meeting in person and so notifying the inspector of elections.

Management does not intend to present any business for a vote at the meeting, other than the election of directors, the approval of the 2008 Employee Stock Purchase Plan and the ratification of Deloitte & Touche LLP. Unless stockholders specify otherwise in their proxy, their shares will be voted “FOR” the election of the nominees listed in this proxy statement, “FOR” the 2008 Employee Stock Purchase Plan and “FOR” the ratification of Deloitte & Touche LLP. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the proxy card to vote proxies held by them in accordance with their judgment.

We are using the SEC’s new “e-proxy” rules. Accordingly, we are making this proxy statement and related proxy materials available on the Internet with the SEC’s new rules that allow companies to furnish proxy materials to stockholders through a “notice and access” model using the Internet. The “Notice and Access Rule” removes the requirement for public companies to automatically send stockholders a full, hard-copy set of proxy materials and allows them instead to deliver to their stockholders a “Notice of Internet Availability of Proxy Materials” and to provide online access to the documents. We mailed a “Notice of Internet Availability of Proxy Materials” on or about December 26, 2007 to all stockholders of record on December 10, 2007, who are the stockholders entitled to vote at the Annual Meeting.

This proxy statement, the form of proxy and voting instructions are being made available to stockholders on or about December 26, 2007, at www.investoreconnect.com. You may also request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) telephone at 1-800-690-6903; (b) internet at www.investoreconnect.com; or (c) e-mail at sendmaterial@investoreconnect.com. Our Annual Report to Stockholders, including financial statements, for the fiscal year ended September 30, 2007 is being made available at the same time and by the same methods. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

The complete mailing address of our executive offices is 4601 Westway Park Boulevard, Houston, Texas 77041.

PROPOSAL 1: ELECTION OF DIRECTORS

Board of Directors. Our Bylaws provide for the Board of Directors to serve in three classes having staggered terms of three years each. Three Class III directors will be elected at the 2008 Annual Meeting to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2011. Pursuant to Delaware law, if there is a vacancy on the Board of Directors, a majority of the remaining directors can elect a successor, and the person elected will hold office for the remainder of the full term of the vacating director and thereafter until the election of a successor director.

Recommendation; Proxies. The Board of Directors recommends a vote “FOR” each of the nominees named below. The affirmative vote of holders of a plurality of the common stock present or represented by proxy at the meeting and entitled to vote is required for the election of each nominee. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below. Although our Board of Directors does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Nominees. The following table sets forth information for each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.

Name	Principal Occupation	Age	Director Since	Class
L. William Heiligbrodt	Currently, Mr. Heiligbrodt is a private investor and managing partner in a family business. From February 1999 to February 2003, he served as a consultant to Service Corporation International, a funeral services corporation (“SCI”). President and Chief Operating Officer of SCI until February 1999, he had served in various management positions with SCI since February 1990. Prior to joining SCI, Mr. Heiligbrodt served as President of Provident Services, Inc. from March 1988 to February 1990. Prior to that, he served for five years as Vice Chairman and Chief Executive Officer of WEDGE Group Incorporated.	66	1992	III

James L. Payne	Mr. Payne has served as Chairman and Chief Executive Officer of Shona Energy Company, Inc. since December 2006 and its predecessor Shona Energy Company, LLC formed in January 2005. Mr. Payne served as Chairman, President and Chief Executive Officer of Nuevo Energy Company from October 2001 until its merger with Plains Exploration and Production Company in May 2004. Mr. Payne served as Chairman and Chief Executive Officer of Santa Fe Energy from 1990 until May 1999, when Santa Fe merged with Snyder Oil Corporation, which also was engaged in the production of oil and gas. Following the merger, he was Chief Executive Officer and then Chief Executive Officer and Chairman of the merged company, Santa Fe Snyder Corporation. Santa Fe Snyder merged with Devon Energy Corporation, which also is engaged in the production of oil and gas, in August 2000, and Mr. Payne was Vice Chairman and a director of Devon through January 2001. Mr. Payne is also a director of Nabors Industries Ltd. and Global Industries, Ltd.	70	1999	III

Name	Principal Occupation	Age	Director Since	Class
J. W. Stewart	Mr. Stewart is Chairman of the Board, President and Chief Executive Officer. He joined Hughes Tool Company in 1969 as Project Engineer and served as Vice President—Legal and Secretary of Hughes Tool Company and as Vice President—Operations for a predecessor of the Company prior to being named our President in 1986. In 1990, he was also named Chairman and Chief Executive Officer of the Company.	63	1990	III

Other Directors. The following table sets forth certain information for the Class I and Class II directors, whose terms will expire at the Annual Meetings of Stockholders in 2009 and 2010, respectively.

Name	Principal Occupation	Age	Director Since	Class
John R. Huff	Mr. Huff is the current Chairman and former Chief Executive Officer of Oceaneering International, Inc., an oilfield services corporation. He was Chief Executive Officer and a director from 1986 to 2006 and has been Chairman of the Board since 1990. Mr. Huff is also a director of Suncor Energy Inc., Rowan Companies, Inc., and KBR, Inc.	61	1992	I

Michael E. Patrick	Mr. Patrick has been the Vice President and Chief Investment Officer for The Meadows Foundation, Inc., a private foundation, since December 1, 1995. He served as Managing Director for M. E. Zukerman Energy Advisors from July 1994 to November 1995. He served as Executive Vice President, Chief Financial Officer and a director of Lomas Financial Corporation, parent, and President and Chief Operating Officer of two operating subsidiaries from 1992 to December 31, 1993. From 1984 to 1991, Mr. Patrick was Executive Vice Chancellor for Asset Management of the University of Texas System, where he was responsible for the investment of all endowment funds. Mr. Patrick is also a director of Cooper Cameron Corporation and Apptricity Corporation.	63	1995	I

Don D. Jordan	Currently, Mr. Jordan is the Chairman and CEO of Jordan Capital Management, an investment company primarily organized to manage his own investments. In December 1999, Mr. Jordan retired as Chairman of the Board of Reliant Energy, Inc., a diversified international energy services company with operations in all segments of the energy chain that bring natural gas and electricity to customers. Mr. Jordan was employed by various subsidiaries of Reliant Energy, Inc. from 1956 until his retirement. He currently serves as a director of AEGIS Insurance Services.	75	1990	II

Name	Principal Occupation	Age	Director Since	Class
William H. White	Mr. White has been the Mayor of the City of Houston, Texas since January 2, 2004. From 1997 through December 2003, Mr. White was the President and Chief Executive Officer of WEDGE Group Incorporated, with holdings in real estate, engineering and construction, and oil and gas services. From 1993 to 1995, Mr. White served as Deputy Secretary of Energy of the United States. Prior to that, Mr. White was a partner with the Houston-based law firm of Susman Godfrey. He has previously served on the Board of several public companies.	53	2003	II

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists all persons who beneficially own more than 5% of our outstanding voting securities, to the knowledge of our management, as of December 10, 2007, based on filings by the holders with the Securities and Exchange Commission (“SEC”).

Name and Address of Beneficial Owner	Beneficial Ownership of Common Stock		Percent of Class
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	26,054,608	(1)	8.9%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	21,058,037	(2)	7.2%

(1)	T. Rowe Price Associates, Inc. has sole investment power over 26,054,608 shares and sole voting power over 5,007,540 shares.

(2)	Capital Research and Management Company has sole investment power over 21,058,037 shares and sole voting power over 0 shares.

The following table sets forth the beneficial ownership of Common Stock as of December 10, 2007, by each director (including each nominee), each executive officer named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise indicated, each stockholder identified in the table is believed to have sole voting and investment power with respect to the shares beneficially held.

Name or Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class
L. William Heiligbrodt	71,697	(2)	*
John R. Huff	94,456		*
Don D. Jordan	82,456		*
Michael E. Patrick	82,456		*
James L. Payne	86,456		*
J. W. Stewart	3,745,614	(3)	1.3%
William H. White	82,456	(4)	*
Jeffrey E. Smith	152,028		*
David Dunlap	1,189,573		*
Margaret B. Shannon	572,113		*
Alasdair Buchanan	62,228		*
All current directors and executive officers as a group (17 persons)	6,446,577		2.2%

*	Less than 1%

(1)	Includes common stock that can be acquired through stock options exercisable through February 8, 2008 for the following: Mr. Heiligbrodt—36,380; Mr. Huff—69,139; Mr. Jordan—57,139; Mr. Patrick—57,139; Mr. Payne—45,139; Mr. Stewart—2,601,739; Mr. White—53,139; Mr. Smith—128,045; Mr. Dunlap—970,236; Ms. Shannon—340,816; Mr. Buchanan—60,260.

(2)	All shares are held indirectly by the Heiligbrodt Family Partnership, Ltd., which is a Texas limited partnership owned entirely by members of the Heiligbrodt family. Mr. Heiligbrodt has full voting and dispositive power over all shares held by the partnership.

(3)	Mr. Stewart holds 81,782 shares indirectly as the trustee of trusts established for the benefit of his children.

(4)	Mr. White holds 29,317 shares in a margin account.

CORPORATE GOVERNANCE

Director Independence. The Board has determined that each of the directors except for Mr. Stewart is independent as that term is defined by rules of the New York Stock Exchange and, in the case of the Audit Committee, the Securities and Exchange Commission. Mr. Stewart is not an independent director because he is an officer and employee of the Company. In determining that each of the other directors is independent, the Board considered that we and our subsidiaries in the ordinary course of business buy from and sell products to other companies, including those at which certain directors are or have been executive officers or directors. Until May 2006, Mr. Huff served as chief executive officer of Oceaneering International, Inc., a subsidiary of which is a vendor to the Company in amounts that are not material, and as a director of Suncor Energy, Inc., which is our customer. Mr. Huff continues to serve as chairman of the board of directors of Oceaneering. Mr. Payne is a director of Global Industries Ltd. and Nabors Industries Ltd., both of whom are vendors of ours in amounts that are not material. In each case, the transactions did not automatically disqualify the directors from being considered independent under the NYSE rules. The Board also determined that these transactions were not otherwise material to us or to the other company involved in the transactions and that none of our directors has a material interest in the transactions with these companies. Based upon this review, the Board of Directors has affirmatively determined that each of the directors, except for Mr. Stewart, is independent and that none of the independent directors has a material relationship with us.

Director Nominations. The Nominating and Governance Committee has established procedures for identifying and evaluating nominees. First, the Committee considers the Board’s needs. For instance, the Committee may determine that, due to vacancies or current developments, the election of a director with a particular specialty (e.g., in a specific industry) would benefit the Board. The Committee then solicits recommendations from the Chief Executive Officer and other Board members and considers recommendations, if any, made by stockholders. The Committee then evaluates these recommendations and identifies prospective nominees to interview. Results from the interview process are reported to the Committee, and the Committee then recommends nominees to the full Board, which, upon approval by the Board, recommends the nominees for election by the stockholders.

The Nominating and Governance Committee has established the following minimum qualifications for non-employee director candidates:

•	ability to provide insight, wisdom and experience;

•	willingness to demand high expectations of management;

•	availability for attendance at, and willingness to participate in, Board and committee meetings;

•	ability to contribute to the Board’s decision-making process; and

•	ability to identify, and willingness to avoid, conflicts of interest.

Stockholders may nominate director candidates in accordance with our Bylaws. To summarize, such nominations must be made in writing to our Secretary at our principal executive offices. The recommendation must set forth certain information about both the nominee and the nominating stockholder(s). This proxy statement provides a summary of the director nomination procedures, and the specific requirements and procedures of the Bylaws control.

It is the policy of the Nominating and Governance Committee to consider nominating any director candidate nominated by one or more stockholders in accordance with our Bylaws, provided that the nomination includes the following additional information:

•

a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold his, her or its shares through the date of the meeting of stockholders at which the candidate would stand for election;

•	a description of all relationships between the candidate and the stockholder and any agreements or understandings between the candidate and the stockholder regarding the nomination;

•	a description of all relationships between the candidate and any of our competitors, customers, suppliers or other persons with special interests regarding the Company;

•

a statement supporting the stockholder’s view that the candidate possesses the minimum qualifications prescribed by the Committee for nominees, and a brief description of the contributions that the candidate would be expected to make to the Board of Directors and to our governance; and

•

a statement by the stockholder whether, in the view of such stockholder, the candidate, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

If a nomination is made by two or more stockholders, the foregoing information must be submitted with respect to each stockholder. The Committee’s acceptance of a proposal for consideration does not imply that the Committee has any obligation to interview or nominate the candidate. Candidates proposed by stockholders in accordance with the foregoing requirements are considered by the Committee in the same manner as all other candidates. In evaluating candidates for director, the Committee may, in its discretion, consider a candidate’s qualifications in relation to the overall structure and composition of the Board of Directors.

Code of Ethics. We have adopted a Supplemental Code of Business Conduct and Ethics that applies to our directors and executive officers, including our Chief Executive Officer, Chief Financial Officer and Controller. We have also adopted a Corporate Compliance and Business Ethics Manual that applies to all of our employees. Both of these codes are available in print, without charge, to stockholders upon request and on our website (www.bjservices.com).

Related Party Transaction Policies and Procedures. We adopted a formal related party transaction policy in October 2007. Under this policy, information about transactions involving related persons is to be assessed by the Nominating and Governance Committee. Related parties include the Company’s directors and executive officers, as well as immediate family members of directors and executive officers and beneficial owners that hold 5% or more of our common stock. If the determination is made that a related party has a material interest in any Company transaction, then the Nominating and Governance Committee would review, approve or ratify it, and the transaction would be required to be disclosed in accordance with the SEC rules. The Related Party Transaction Policy is available on our website at www.bjservices.com.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Meetings. During fiscal 2007, the Board of Directors held six meetings, the Nominating and Governance Committee held three meetings, the Executive Compensation Committee held four meetings and the Audit Committee held nine meetings. In addition, the Company’s independent auditors and management met with the Audit Committee Chairman prior to the issuance of earnings press releases, and the other members of the Audit Committee were invited to attend, and often do attend, these meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board on which he served. It is the policy of the Board of Directors that directors are encouraged to attend each meeting of stockholders, and all of the directors attended the last annual meeting of stockholders.

Non-Management Sessions. For fiscal 2007, the non-management directors met in three regularly scheduled executive sessions without management present. Mr. Jordan was selected by the Board to serve as Lead Director for 2007 and presided at these sessions. Mr. White has been selected by the Board to serve as Lead Director for 2008.

Communications. Interested parties may communicate directly with the Board, non-management directors or the Lead Director by sending a letter to the attention of the Board, non-management directors or the Lead Director, as applicable, c/o Vice President and General Counsel, BJ Services Company, 4601 Westway Park Boulevard, Houston, Texas 77041.

The following table shows the committees on which each director serves:

Director	Audit	Nominating and Governance	Executive Compensation
L. William Heiligbrodt		X	X
John R. Huff	X		X
Don D. Jordan	X		X
Michael E. Patrick	X		X
James L. Payne		X	X
J. W. Stewart
William H. White	X	X

Audit Committee. The responsibilities of the Audit Committee, composed of Messrs. Huff (Chairman), Jordan, Patrick and White, include:

•	engaging the independent auditors;

•	reviewing interim financial information;

•	reviewing the scope and results of the annual audit of our consolidated financial statements with the independent auditors, internal auditors and management;

•	reviewing the independence of the independent auditors;

•	reviewing actions by management on the independent and internal auditors’ recommendations; and

•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal controls and internal audit procedures.

To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Board of Directors has determined that all of the Audit Committee members are audit committee financial experts. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is available on our website (www.bjservices.com).

Executive Compensation Committee. The responsibilities of the Executive Compensation Committee, composed of Messrs. Jordan (Chairman), Heiligbrodt, Huff, Patrick and Payne, include:

•	reviewing and determining our executive salary, bonus, equity incentive and compensation structure;

•	reviewing major amendments to our employee stock incentive plans as well as incentive alternatives;

•	reviewing our perquisite program;

•	conducting an annual performance evaluation of the Chief Executive Officer; and

•	recommending directors’ compensation.

The Executive Compensation Committee does not have the authority to delegate its duties to subcommittees. The Board of Directors has adopted a charter for the Executive Compensation Committee, a copy of which is available on our website (www.bjservices.com).

Nominating and Governance Committee. The responsibilities of the Nominating and Governance Committee, composed of Messrs. Heiligbrodt (Chairman), Payne and White include:

•	selecting candidates to fill vacancies on the Board of Directors;

•	reviewing the structure and composition of the Board;

•	reviewing the responsibilities, organization and membership of all Board committees;

•	reviewing director policies on retirement and indemnification issues;

•	considering corporate governance principles and guidelines and related party transactions; and

•	considering qualifications required for Board service and for nominations by the committee and by stockholders.

The Board of Directors has adopted a charter for the Nominating and Governance Committee, a copy of which is available on our website (www.bjservices.com).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of four directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to provide oversight of management’s responsibility. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met nine times during the year ended September 30, 2007.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended September 30, 2007 with management.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence.

Based on such review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2007, for filing with the Securities and Exchange Commission.

John R. Huff, Chairman

Don D. Jordan

Michael E. Patrick

William H. White

November 27, 2007

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference.

DIRECTOR COMPENSATION

The following table sets forth the compensation of our non-employee directors for the fiscal year 2007. Mr. Stewart was an executive officer and director in 2007. As such, information about his compensation is listed in the Summary Compensation Table in this proxy statement.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (3)(4)	Change in Pension Value and Nonqualified Compensation Earnings	Total
	$	$	$	$	$
L. William Heiligbrodt	91,750	170,339	157,378	26,970	446,437
John R. Huff	123,250	170,339	157,378	26,970	477,937
Don D. Jordan	108,167	170,339	157,378	23,774	459,658
Michael E. Patrick	100,255	170,339	157,378	32,163	460,135
James L. Payne	79,500	170,339	157,378	37,365	444,582
William H. White	88,500	170,339	157,378	48,978	465,195

(1)	Represents the amounts recognized for financial reporting purposes in accordance with the Statement of Financial Accounting Standards (“SFAS”) 123R, Share Based Payment for the year ended September 30, 2007, related to phantom stock awards made pursuant to our 2003 Incentive Plan. These amounts include awards granted during and before fiscal 2007 and reflect the proportionate amount of compensation for fiscal 2007 based on the vesting terms of the awards and the fair value of the awards on the date of grant. The awards are expensed over a one-year period because all directors have met the minimum three-year vesting period. The grant date fair value of the phantom stock awards granted during 2007, as determined pursuant to SFAS 123R, was $32.51 per share. See our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for a description of the SFAS 123R valuation.

(2)	The following table shows the aggregate number of phantom stock awards outstanding at September 30, 2007 and the grant date fair value of such awards:

Name	Aggregate Stock Awards Outstanding as of September 30, 2007	Grant Date Fair Value of Aggregate Stock Awards
	(#)	($)
L. William Heiligbrodt	15,999	510,373
John R. Huff	15,999	510,373
Don D. Jordan	15,999	510,373
Michael E. Patrick	15,999	510,373
James L. Payne	15,999	510,373
William H. White	15,999	510,373

(3)	Represents the amounts recognized for financial reporting purposes in accordance with SFAS 123R for the year ended September 30, 2007, related to stock option awards made pursuant to our 2000 Incentive Plan. These amounts include awards granted during and before fiscal 2007 and reflect the proportionate amount of compensation for fiscal 2007 based on the vesting terms of the awards and the fair value of the awards on the date of grant. The grant date fair value of the option awards granted during 2007, as determined pursuant to SFAS 123R, was $9.84 per share. See our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for a description of the SFAS 123R valuation.

(4)	The following table shows the aggregate number of stock option awards outstanding at September 30, 2007 and the grant date fair value of such awards:

Name	Aggregate Stock Option Awards Outstanding as of September 30, 2007	Grant Date Fair Value of Aggregate Stock Option Awards
	(#)	($)
L. William Heiligbrodt	52,379	405,648
John R. Huff	85,138	614,142
Don D. Jordan	73,138	555,222
Michael E. Patrick	73,138	555,222
James L. Payne	61,138	496,302
William H. White	69,138	548,302

Directors’ Fees

In December 2007, the Compensation Committee increased annual director retention fees to $80,000 from $60,000, which had been the annual retention fee for directors in effect since 2004. Meeting fees remained unchanged at $1,500 per meeting attended. Annual fees for service as lead director or chair of a Board committee remained as follows: $25,000 for the chair of the audit committee, $10,000 for the chairs of the executive compensation committee and nominating and governance committee, and $10,000 for the lead director. Directors also receive reimbursement for out-of-pocket expenses. Directors who are employees of the Company are not paid directors’ fees. The Compensation Committee determined that director compensation would be reviewed on a three-year basis.

Long-Term Incentive Awards

For fiscal 2007 and for fiscal 2008, directors received 16,000 stock options (with an exercise price of fair market value under the plan) and 8,000 shares of phantom stock. These equity awards vest in one-third installments on the first, second and third anniversaries of the grant date.

Retirement Benefits

The Compensation Committee also determined that the directors’ benefit plan would be discontinued as of December 2007, other than for currently serving directors. The directors’ benefit plan was adopted in 2000. Under the directors’ benefit plan, as amended in December 2007, directors who have served at least a three-year term on the Board will receive an amount based on their years of service. The benefit calculation is determined by multiplying the number of years of service times the director’s last annual retainer. Payment of the benefit begins following the director’s termination of service and is made over the number of years equal to his years of service as a director or ten years, whichever is less. In the event of the death of a participant, benefit payments will be made to the director’s beneficiaries over the remainder of the benefit period. A director may elect to receive benefits in a lump sum in case of death, disability, hardship, or change in control, which will be subject to a present-value calculation. For purposes of the plan, each director completes a ‘year of service’ on the anniversary of the date on which he was first elected to the Board. The non-employee directors were first elected on the following dates: Mr. Heiligbrodt-May 7, 1992; Mr. Huff-May 7, 1992; Mr. Jordan-August 20, 1990; Mr. Patrick-April 13, 1995; Mr. Payne-January 28, 1999; and Mr. White-January 22, 2003.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Philosophy

The Company’s overall philosophy regarding compensation of the Company’s executive officers is to provide competitive salary levels and compensation incentives that:

•	attract, motivate and retain individuals of outstanding ability in these key positions,

•	recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality, and

•	support both the short-term and long-term goals of the Company.

We believe that this approach closely links the compensation of our executive officers to the accomplishment of Company goals that coincide with stockholder objectives.

We also adhere to the following compensation objectives when setting the compensation programs for our executive officers:

•	provide a significant percentage of long-term equity compensation that is at-risk based on predetermined performance criteria;

•	require appropriate executive stock ownership levels that align the interests of the executive officers with those of the stockholders; and

•	set compensation levels that reflect the competitiveness of the market.

Administration

Our executive compensation program is administered by the Executive Compensation Committee (the “Compensation Committee”) of our Board of Directors. Our Compensation Committee approves compensation for our named executive officers which includes the principal executive officer, the principal financial officer and the other executive officers named in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”). The Compensation Committee also reviews and approves compensation for our other executive officers that are not our Named Executive Officers. The specific duties and responsibilities of the Compensation Committee are described in this proxy statement under “Board of Directors and Committees of the Board—Executive Compensation Committee.”

One NEO listed in the Summary Compensation Table is Mr. Kenneth Williams who retired as an executive officer of the Company on March 31, 2007. His total compensation requires that we include him as an NEO. Any reference to the NEOs for purposes of this discussion refers to the NEOs actively employed on September 30, 2007.

Compensation Process

Compensation Consultant

The Compensation Committee annually retains Hewitt Associates LLC (“Hewitt”) as its compensation consultant to advise the Compensation Committee on all matters related to the executive officers and directors’ compensation. Hewitt assists the Compensation Committee by providing a comparative market assessment of executive and director compensation at least every other year. Each year, Hewitt also provides the Compensation Committee information on compensation trends and prevailing practices. The Compensation Committee retains Hewitt; however, certain members of management communicate directly with Hewitt during the compensation review process to review the information provided by them.

Selection of Peer Companies

The comparative market assessment that Hewitt provides to us includes general information relating to industry and market trends as well as more specific compensation information for a select group of peer companies within the energy services industry. This peer group is used to benchmark our executive compensation levels against executives with responsibilities similar in breadth and scope to our executives. The companies compared have global businesses that compete with us for executive talent. The following thirteen public companies comprise our peer group for this purpose: Baker Hughes Incorporated, Halliburton Company, Schlumberger N.V., Smith International, Inc., Weatherford International Ltd, Anadarko Petroleum Corporation, Cameron International Corporation, FMC Technologies, Inc., GlobalSantaFe Corporation, Nabors Industries Ltd., National Oilwell Varco, Inc., Noble Energy, Inc., Pioneer Natural Resources Company, The Shaw Group Inc., and Transocean Inc.

Compensation Decisions

In the first fiscal quarter of each year, our Chief Executive Officer and Vice President—Human Resources analyze compensation trends as well as internal Company factors to recommend an appropriate level of compensation for the other executive officers. Based on this information, the Chief Executive Officer makes a recommendation to the Compensation Committee regarding the specific amounts and types of compensation to be awarded to the other executive officers. The Compensation Committee then meets in November or December of each year and approves a competitive level of compensation for each executive officer based on information drawn from a variety of sources including:

(1)	the CEO’s recommendation,

(2)	internal factors such as company and individual performance and responsibilities, and

(3)	statistical information provided by Hewitt for our peer companies in the oilfield services industry.

The Committee approves the compensation package for the Chief Executive Officer with the assistance of Hewitt and the Vice President—Human Resources. Following approval of the compensation program for executive officers, salary increases are generally made effective in December of that year, bonuses are generally paid in January of the next year and the annual long-term compensation awards are granted on the day they are approved by the Compensation Committee.

Executive Compensation Components

The executive compensation program has in the past included three elements that, taken together, constitute a flexible and balanced method of establishing total compensation for the Company’s executive officers. These elements are:

•	base salary;

•	annual bonus award; and

•	long-term incentive awards (stock option awards, performance unit awards, and phantom stock awards).

The Compensation Committee generally attempts to provide our executive officers with a total compensation package that is competitive and reflective of the performance achieved by the individual as well as the Company’s performance. We also place emphasis on our performance relative to our peer group. Compensation for salaries and bonuses is generally set at the 50th percentile range of our peer group and in between the 50th and 75th percentiles of our peer group for long-term incentive awards. Executive officers may fall below or above those ranges depending on his or her tenure with the Company, level of performance for the prior year and responsibilities.

The Compensation Committee does not have a specific allocation goal between cash and equity-based compensation; however, the Compensation Committee believes that a significant portion of an executive’s compensation should be at risk and tied to the financial performance of the Company. Consequently, a large portion of the executive officers’ compensation is typically weighted toward long-term incentives.

Cash Compensation

Base Salaries

We strive to provide our executive officers with a level of assured cash compensation in the form of base salaries that are appropriate given their professional responsibilities and accomplishments. Generally, base salaries are determined according to the following factors:

•	The individual’s experience level;

•	The scope and complexity of the position held;

•	The annual performance of the individual; and

•	The Company’s performance for the year.

No specific formula is applied to determine the weight of each factor. In addition to the above factors, the Compensation Committee considers the survey data provided by Hewitt when evaluating increases to base salary. The Committee attempts to set base salaries for the executive officers at the 50th percentile of the peer group based on comparable positions. Based on Mr. Stewart’s tenure with the Company, his experience, and the Company’s performance while under his direction as CEO, his base salary for fiscal 2007 was above the 50th percentile. For fiscal 2007, all of the other NEOs’ base salaries were set within 8% above or below the 50th percentile. Mr. Dunlap was promoted to Executive Vice President and Chief Operating Officer in March of 2007 and Mr. Buchanan was promoted to Vice President, International Pressure Pumping Services in May of 2007. Based on the significance of these new responsibilities, their base salaries were increased during fiscal 2007 from $470,000 to $575,000 and $318,000 to $375,000, respectively. Based on the above factors, each NEO was evaluated and as a group, the NEOs received an average increase in base salaries of 10.5% in fiscal 2007 from fiscal 2006.

Annual Bonus

The purpose of the annual bonus is to provide motivation toward, and reward the accomplishment of, corporate annual objectives and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards are paid based upon two factors: (1) the individual bonus award levels set for each executive officer’s position and (2) the achievement of corporate performance objectives established for the fiscal year.

There are three bonus award levels for each executive officer: entry level, expected value (target) and over achievement. Each level represents the percentage of base salary that the executive officer will receive as a bonus if that particular bonus award level is met for the fiscal year. The bonus levels for fiscal 2007 were 10%, 100% and 175% of base salary for Mr. Stewart and 7%, 70% and 122.5% of base salary for the other NEOs. Bonus award levels are not based on performance factors for each individual officer; rather, they are based on the officer’s position and generally remain the same from year to year. The bonus levels under the annual bonus plan for fiscal 2008 were modified slightly from fiscal 2007. The bonus levels for fiscal 2008 are 10%, 100% and 175% of base salary for Mr. Stewart, 8%, 80% and 140% of base salary for Messrs. Dunlap and Smith and 7%, 70% and 122.5% of base salary for the remaining NEOs.

The second factor in the award of cash bonuses is the achievement of corporate performance objectives. We choose earnings per share (EPS) as our performance objective metric for the annual bonus because it is currently the metric that we believe is most widely used to evaluate the performance of the Company by investors and analysts. The target level is typically the earnings per share estimated by the Company in its annual planning process completed in October of each year. Based on that number, the Chief Executive Officer then determines earnings per share goals for the entry level and over achievement bonus levels. The Chief Executive Officer then recommends all three levels to the Compensation Committee for their approval.

For fiscal 2007, the annual bonus EPS target was set in November 2006 for all NEOs at $2.70 for entry level, $3.38 for expected value (target) and $3.88 for over-achievement. Because market conditions in our industry change rapidly, our publicly released financial forecasts may differ from the EPS targets determined in the earlier financial planning process. That was the case in 2007, when the Company’s initial financial guidance for fiscal 2007 was lower than the EPS targets for annual bonus purposes. The Company did not meet the entry level of earnings per share for fiscal 2007; therefore, none of the NEOs received a cash bonus at any level.

Long-Term Incentives

The long-term incentive program was introduced in fiscal 1993 to focus management’s attention on Company performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in the energy services industry. The program is designed to motivate management to assist the Company in achieving a high level of long-term performance and serves to link this portion of executive compensation to long-term stockholder value.

The incentive plans approved by the stockholders of the Company provide flexibility to the Compensation Committee in the types of long-term incentive awards that can be granted. The long-term incentives generally are allocated to executive officers as follows:

Stock Options:	50%
Performance Units:	25%
Phantom Stock:	25%

The percentage level above for each type of award is initially determined by the Chief Executive Officer and is generally consistent with the percentages granted by our peer group. In recent years, however, our NEOs’ total pay at risk has been higher than the average total pay at risk within our peer group. Bonus stock awards are not included in the above percentages, as they were awarded in fiscal 2007 and 2008 solely due to the forfeiture of performance units previously granted and are not taken into consideration when granting other equity awards. See discussion of “Bonus Stock” below.

The amount of long-term incentives that are awarded is based on several factors. Each year, the Chief Executive Officer reviews the tenure of each executive officer as well as the officer’s job responsibilities and performance. The Chief Executive Officer also reviews the amounts of incentive awards granted by our peer group, including the mix of stock options to performance based awards. The CEO recommends long-term incentive awards for the other NEOs to be generally between the 50th and 75th percentile of our peer group and submits these recommendations to the Compensation Committee for their approval. The Compensation Committee decides on the amount and mix of long-term incentive awards for the CEO based on the same factors. For fiscal 2007, total long-term incentive awards that were granted for the NEOs were above the 50th percentile and below the 75th percentile of our peer group.

Stock Options

Stock options are an essential piece of the Company’s total compensation package and are intended to give key employees and executive officers a long-term stake in the Company and align the interests of management with our stockholders. The 2000 Incentive Plan and the 2003 Incentive Plan provide for the granting of stock options to officers, key employees and non-employee directors at an exercise price equal to the fair market value of the stock, which is the closing price of the stock on the day prior to the date of the grant. The grant date is the same date as the Compensation Committee meeting at which the options are awarded. Options are generally awarded in November or December of each year except in certain circumstances where additional options may be awarded to an executive officer because of a mid-year promotion. Options outstanding generally vest over three one-year periods and are exercisable for seven years. Options become immediately vested in full upon retirement if held for one year following the date of grant, or immediately upon death, disability or a change of control. Dividends are paid on stock options only after the option has been exercised and are then paid per the normal dividend policy.

Performance Units

The 2000 Incentive Plan and the 2003 Incentive Plan also provide for the granting of performance units. Performance units are certificates of potential value, payable in stock at the end of a specified performance period if established financial performance levels are achieved. Performance units are designed to encourage managing for long-term growth and reward sustained stockholder value.

Each performance unit represents the right to receive one unrestricted share of Common Stock once the performance unit is vested. Performance units generally vest at the end of a three-year period, based on our stock performance over such period measured against pre-established objectives and include an income tax gross-up. Dividends are paid on performance unit awards only after the shares have been issued and are then paid per the normal dividend policy. For awards granted in and after 2006, upon death, disability or retirement, all unearned performance units are earned and immediately vest in full. For awards granted prior to 2006, a pro rata share of the performance units is earned. For all performance unit grants, if a change of control occurs, all performance goals will be considered met and the performance period is ended on the effective date of the change of control.

All of the performance units that are currently outstanding are earned based on a comparison of the performance of our common stock to the common stock of five companies within our peer group. The five companies include: Baker Hughes Incorporated, Halliburton Company, Schlumberger N.V., Smith International, Inc. and Weatherford International Ltd. These five companies were chosen based on their closer similarities to our business and industry over the larger peer group.

The comparison is based on (1) the percentage change in the average price of our common stock at the end of the performance period from the average price of our common stock at the beginning of the performance period to (2) the percentage change in the average price of the common stock of the five company peer group at the end of the performance period from the average price of their common stock at the beginning of the performance period. Dividends paid, if any, during the performance period are added to the average price of the stock at the end of the performance period.

The amount of performance units that vest, is based on the following levels and percentages. The percentage of performance units earned differs based on the year the performance unit was awarded.

	Entry	Expected Value (Target)	Over Achievement
BJ Services Performance	70% of Peer Group Average	Average of Peer Group	130% of Peer Group Average
% of Performance Units Earned
— For awards granted prior to 2006	33 1/3%	90%	125%
— For awards granted in and after 2006	50%	100%	133-1/3%

For awards granted prior to 2006, the performance unit is forfeited if the Company’s performance does not meet the 70% peer group average. For performance units granted in and after 2006, if the Company’s performance is less than 70% of the peer group average, the officer earns 33 1/3% of the performance units so long as the Company earns a profit exclusive of asset write downs for each of the three years of the performance period subject to a reduction at the sole discretion of the Compensation Committee. The Company did not meet the pre-established performance objectives in fiscal 2007 for the performance units that were granted to the executive officers in 2004, so these awards were forfeited.

Phantom Stock

The 2003 Incentive Plan authorizes the issuance of phantom stock awards which are rights to receive a specified number of shares of Common Stock (or cash equal to the fair market value of a specified number of shares of Common Stock) at the end of a specified deferral period if certain performance criteria are met. Phantom stock awards generally vest ratably on each of the first three anniversaries of grant and include an income tax gross up. Dividends are paid on phantom stock awards only after the shares have been issued and are then paid per the normal dividend policy.

Subject to the Committee’s right to reduce the number of shares of phantom stock that will vest at any given time, the phantom stock awards currently outstanding vest if the Company earns a profit, exclusive of asset write downs, for the full fiscal year immediately preceding the date on which a portion of the phantom stock is scheduled to vest (e.g. —for the fiscal year ending September 30, 2008 with respect to the December 6, 2008 vesting date, for the fiscal year ending September 30, 2009 with respect to the December 6, 2009 vesting date and for the fiscal year ending September 30, 2010 with respect to the December 6, 2010 vesting date). The officer must be employed by the Company on the vesting date to receive the phantom stock; however, the employment requirement is waived in the event of death, disability or retirement. If a change of control occurs, all performance goals will be considered met and the performance period is ended on the effective date of the change of control.

Bonus Stock

Under the 2000 Incentive Plan and the 2003 Incentive Plan, the Compensation Committee may from time to time grant shares of bonus stock to employees, including the executive officers. Each share of bonus stock represents the right to receive one share of Common Stock if certain performance criteria are met. The bonus stock awards outstanding vest in one-quarter installments over a one-year period and include an income tax gross-up. Dividends are paid on bonus stock awards only after the shares have been issued and are then paid per the normal dividend policy.

Because the performance units that were granted to certain of the NEOs in 2003 were forfeited, the Compensation Committee on November 15, 2006, awarded shares of bonus stock to those NEOs in recognition of the Company’s record performance for fiscal 2006. This bonus stock vested in one-quarter installments at the end of each of the four fiscal quarters beginning on March 31, 2007. The bonus stock vested, if on each quarterly vesting date, the Company’s earnings per share was equal to or greater than 80% of the Company’s earnings per share during the corresponding quarter during 2006. As of December 1, 2007, three-fourths of the shares of bonus stock awarded in November 2006 have vested, and one-fourth of the award is scheduled to vest on December 31, 2007 subject to the performance criteria described above. Upon death, disability or retirement, each bonus stock award will mature and be payable on the vesting date if the applicable performance target is met. All bonus stock awards will vest and be immediately due and payable upon a change of control.

Fiscal 2008 Compensation

On December 6, 2007, the Compensation Committee awarded the following compensation to the NEOs for fiscal 2008:

Name	Fiscal 2008 Base Salary	Option Awards Granted	Performance Unit Awards Granted	Phantom Stock Awards Granted	Bonus Stock Awards Granted
	($)	(#)	(#)	(#)	(#)
J. W. Stewart	1,150,000	363,276	47,073	39,844	32,481
Jeffrey E. Smith	495,000	118,890	15,406	13,040	2,404
David D. Dunlap	605,000	227,874	29,528	24,993	14,214
Margaret B. Shannon	410,000	92,470	11,982	10,142	7,123
Alasdair Buchanan	400,000	111,162	14,404	12,192	—

The vesting and performance criteria for the option and performance awards remained the same as fiscal 2007.

Perquisites

The Company provides its executive officers limited perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with the practices of the Company’s peer group. The perquisites generally made available to the executive officers include club membership dues, extended life insurance, annual medical examination, financial counseling and charitable contributions. Each year, each executive officer receives a number of perquisite units based on his or her position with the Company. For fiscal 2007, the CEO received a total of 10 perquisite units while the other NEOs received 6 units. Each unit represents approximately 1% of the officer’s base salary. Perquisites units are generally received in November of each year and must be used between January 1 and December 31 of the following year. As an additional perquisite provided outside of the perquisite program, the Company pays for long-term disability insurance for each executive officer.

Other Generally Available Benefits

Our executive officers are eligible for additional Company-wide benefits on the same basis as other full-time employees. These include an employee stock purchase plan, 401(k) plan and other health, medical and welfare programs.

The Employee Stock Purchase Plan allows eligible employees, including the executive officers, to purchase shares of our common stock at a 15% discount of the fair market value of our common stock on October 1st at the beginning of the plan year or September 30th of the following year, whichever is lower. Eligible employees may contribute on an after-tax basis between 1% and 10% of their regular salary. An employee may not contribute more than $21,250 to the stock purchase plan.

Our 401(k) plan gives our employees an opportunity to save a percentage of their compensation for their retirement on a pre-tax or after-tax basis. Employees may contribute from 2% to 20% of their base pay on a pre-tax or after-tax basis up to the IRS contribution limits. The Company matches $1.00 for every $1.00 of the employee’s pre-tax contributions and after-tax contributions up to 6% of the employee’s base pay. The Company also makes a base contribution to each employee’s account, which amount is determined based on the employee’s age. Employees are fully vested in the Company’s matching and base contributions after three continuous years of employment.

Other benefits such as the Supplemental Executive Retirement Plan, Deferred Compensation Plan and change in control benefits are discussed more fully in the narrative disclosures to the tables below.

Impact of Accounting and Tax Treatment

Tax Treatment

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain conditions are met. The Compensation Committee considers the anticipated tax treatment of the Company’s executive compensation program.

Accounting Treatment

We adopted Statement of Financial Accounting Standards (“SFAS”) 123(R), Share Based Payment on October 1, 2005. At this time, the adoption of this accounting standard has not influenced our ratio of stock options to other equity awards under our long-term compensation program.

Executive Stock Ownership Guidelines

The Compensation Committee believes that it is important to align the interests of management with the interests of our stockholders. In 2005, the Nominating and Governance Committee formalized stock ownership guidelines for executive officers, providing for executive officers to own three times the officer’s salary in value of common stock. New officers are allowed to reach this level by keeping shares received through equity awards. As an officer’s equity awards vest, he or she is expected to hold the specified value of common stock and not sell shares below that amount. In addition, the guidelines provide that directors who have been a member of our Board of Directors for more than one year are expected to have an investment in our common stock in excess of $300,000.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for its 2007 fiscal year.

Don D. Jordan, Chairman

L. William Heiligbrodt

John R. Huff

Michael E. Patrick

James L. Payne

December 6, 2007

This report of the Compensation Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference.

Summary Compensation Table

The following information relates to compensation for fiscal 2007 of our Named Executive Officers, which includes one former officer of the Company.

Name and Principal Position	Fiscal Year	Salary (1)	Stock Awards (2)(3)	Option Awards (2)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
		($)	($)	($)	($)	($)	($)	($)
J. W. Stewart Chairman of the Board, President and Chief Executive Officer	2007	1,083,341	2,647,491	6,380,195	0	1,526,499	540,005	12,177,531
Jeffrey E. Smith Senior Vice President—Finance and Chief Financial Officer	2007	449,171	366,169	580,838	0	347,198	67,009	1,810,385
David Dunlap Executive Vice President and Chief Operating Officer	2007	502,373	1,214,950	1,331,968	0	88,689	210,615	3,348,595
Margaret B. Shannon Vice President—General Counsel	2007	380,835	613,199	670,915	0	41,942	145,272	1,852,163
Alasdair Buchanan Vice President—International Pressure Pumping Operations	2007	344,711	215,808	437,897	0	98,387	50,430	1,147,233
Kenneth A. Williams (7) Retired	2007	277,752	546,125	1,769,880	0	70,876	129,252	2,793,885

(1)	Salary as a percentage of total compensation ranged from 9% to 31% which reflects the Company’s and Compensation Committee’s belief that a significant portion of an executive’s compensation should be at risk and tied to the financial performance of the Company.

(2)	For each of the stock and option awards, the value shown is what was expensed in the Company’s financial statements per SFAS 123(R). See the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for a description of the SFAS 123R valuation. The grant date fair value of the stock and option awards granted during 2007, as determined pursuant to SFAS 123R, was $32.51 per share for the bonus and phantom stock awards, $31.95 per share for the performance unit awards and $12.08 per share for each option award. Mr. Stewart’s equity awards are expensed over a one-year period as he met all of the eligibility requirements for retirement; such an event would accelerate the vesting of any outstanding unvested equity awards. For a description of the terms of each stock and option award, please see “Compensation Discussion and Analysis—Executive Compensation Components—Long Term Incentives.”

(3)	The following performance unit awards that were granted in 2003 were forfeited during fiscal year 2007 because the performance criteria were not met: Mr. Stewart, 140,846; Mr. Smith, 9,734; Mr. Dunlap, 61,972; Ms. Shannon, 30,986; and Mr. Williams, 70,422. Under SFAS 123R, market based performance awards are expensed regardless of whether the performance criteria are met; consequently, these forfeited performance unit awards were fully expensed in fiscal 2007.

(4)	Amounts in the Non-Equity Incentive Plan Compensation column are zero as the annual bonus performance levels were not met for fiscal 2007 and no payments were made. See “Compensation Discussion and Analysis—Executive Compensation Components—Annual Bonus” for more details.

(5)	Includes earnings on our Deferred Compensation Plan and Key Employee Share Option Plan, if applicable, which are based on the change in market value in each NEO’s account during fiscal 2007. The amount in this column also includes the increase in the net present value of vested benefits payable under the Supplemental Executive Retirement Plan.

(6)	The amount for “All Other Compensation” includes the following:

	J.W. Stewart	Jeffrey E. Smith	David Dunlap	Margaret B. Shannon	Alasdair Buchanan	Kenneth A. Williams
	($)	($)	($)	($)	($)	($)
Matching Contributions under 401(k)	24,350	16,033	16,783	23,233	13,150	13,952
Life Insurance	5,544	516	1,260	3,210	810	3,612
Physical	—	—	—	179	—	—
Financial Counseling	16,965	4,461	4,419	9,689	5,052	—
Club Membership	9,074	4,942	6,216	7,913	6,254	—
Charitable Contribution	20,000	2,050	—	9,900	700	—
Relocation Expense	—	—	—	—	13,103	—
Contributions to Deferred Compensation Plan	67,575	11,913	16,810	8,408	9,247	11,702
Tax Gross-Ups for Bonus and Phantom Stock	363,591	25,123	159,971	79,986	—	98,884
Long-term disability	32,906	1,971	5,156	2,754	2,114	1,102

(7)	Kenneth A. Williams received approval for early retirement from the Board of Directors effective March 31, 2007. Upon his retirement from the Company, the vesting of 140,209 stock options held by Mr. Williams was accelerated. In addition, these 140,209 stock options, as well as 162,320 stock options held by Mr. Williams that had previously vested, will be exercisable for three years following Mr. Williams’ retirement.

Grants of Plan-Based Awards

The following table sets forth certain information regarding potential payments under our annual bonus plan as well as equity awards granted during fiscal 2007 including stock option awards, performance unit awards, phantom stock awards and bonus stock awards.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (5)	Exercise or Base Price of Option Awards (6)	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target		Maximum
		($)	($)	($)	(#)	(#)		(#)	(#)	($/Sh)	($)
J.W. Stewart	11/15/2006								250,000	32.51	3,020,000
	11/15/2006				17,388	34,775	(2)	46,367		—	1,111,061
	11/15/2006					29,513	(3)			—	959,468
	11/15/2006					46,949	(4)			—	1,526,312
	N/A	110,000	1,100,000	1,925,000							N/A

Jeffrey E. Smith	11/15/2006								81,819	32.51	988,374
	11/15/2006				5,691	11,381	(2)	15,175		—	363,223
	11/15/2006					9,660	(3)			—	314,047
	11/15/2006					3,245	(4)			—	105,495
	N/A	32,340	323,400	565,950							N/A

David Dunlap	11/15/2006								127,273	32.51	1,537,458
	11/15/2006				8,852	17,704	(2)	23,605		—	565,643
	11/15/2006					15,025	(3)			—	488,463
	11/15/2006					20,657	(4)			—	671,559
	N/A	40,250	402,500	704,375							N/A

Margaret B. Shannon	11/15/2006								63,637	32.51	768,735
	11/15/2006				4,426	8,852	(2)	11,803		—	282,821
	11/15/2006					7,512	(3)			—	244,215
	11/15/2006					10,329	(4)			—	335,796
	N/A	26,950	269,500	471,625							N/A

Alasdair Buchanan	11/15/2006								50,000	32.51	604,000
	11/15/2006				3,478	6,955	(2)	9,273		—	222,212
	11/15/2006					5,903	(3)			—	191,907
	N/A	22,260	222,6000	389,550							N/A

Kenneth A. Williams(7)	11/15/2006								140,910	32.51	1,702,193
	11/15/2006				9,801	19,601	(2)	26,135		—	626,252
	11/15/2006					16,635	(3)			—	540,804
	11/15/2006					23,474	(4)			—	763,140
	N/A	35,700	357,000	624,750							N/A

(1)	Amounts represented the potential payouts for the fiscal 2007 performance year under our annual bonus award, which is discussed in more detail under the heading “Compensation Discussion and Analysis—Executive Compensation Components—Cash Compensation—Annual Bonus.” The actual payout amount for fiscal 2007 was zero, as the performance levels were not met.

(2)	Amounts represent performance units awarded in November 2006 under the 2000 Incentive Plan. These awards cliff vest after three years if the performance criteria are met. Performance unit awards are discussed in more detail under the heading “Compensation Discussion and Analysis—Executive Compensation Components –Long Term Incentives.”

(3)	Amount represents phantom stock awarded in November 2006 under the 2003 Stock Incentive Plan. These awards vest ratably one-third per year if certain performance criteria are met. Phantom stock awards are discussed in more detail under the heading “Compensation Discussion and Analysis—Executive Compensation Components –Long Term Incentives.”

(4)	Amount represents bonus stock awarded in November 2006 under the 2000 Incentive Plan. These awards vest in one-quarter installments over a one-year period if certain performance criteria are met. Bonus stock awards are discussed in more detail under the heading, “Compensation Discussion and Analysis—Executive Compensation Components –Long Term Incentives.”

(5)	Amount represents options granted in November 2006 under the 2000 Incentive Plan. Options vest ratably over a three-year period as discussed in more detail under the heading “Compensation Discussion and Analysis—Executive Compensation Components –Long Term Incentives—Stock Options.”

(6)	Our practice is that the exercise price for each stock option is the market value on the date of grant. Under our long-term incentive program, market value is the closing stock price on the day before the date of grant.

(7)	Upon retirement, Mr. Williams’ annual bonus, performance units, phantom stock and unvested bonus stock that were granted in 2006 were forfeited.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding stock options and stock awards that the NEOs held as of September 30, 2007. Market values shown below are based on the closing price of our common stock on the New York Stock Exchange of $26.55 on September 28, 2007, the last trading day of the 2007 fiscal year.

	Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that have not Vested
		(#)	(#)	($)		(#)	($)
J.W. Stewart	11/15/06		250,000	32.5100	11/15/13
	11/22/05	80,283	160,565	35.3800	11/22/12
	11/17/04	215,054	107,526	23.1100	11/17/11
	12/04/03	392,772		15.8000	12/04/10
	10/15/01	1,642,488		10.8150	10/15/08
	11/16/00	184,056		15.2969	11/16/07
	11/24/97	196,904		8.95320	11/24/07
	11/15/06					29,513(2)	783,570
	11/15/06					23,475(3)	623,261
	11/15/06					34,775(4)	932,276
	11/22/05					64,037(4)	1,700,182
	11/17/04					98,426(4)	2,613,210
Jeffrey E. Smith	11/15/06		81,819	32.5100	11/15/13
	05/25/06	7,601	15,202	33.3000	05/25/13
	11/22/05	8,029	16,056	35.3800	11/22/12
	11/17/04	7,956	7,956	23.1100	11/17/11
	11/20/03	9,016		16.0000	11/20/10
	11/21/02	6,068		16.4750	11/21/09
	10/15/01	10,118		10.8150	10/15/08
	11/16/00	13,528		15.2969	11/16/07
	10/12/98	36,000		3.53130	10/12/08
	11/15/06					9,660(2)	256,473
	11/15/06					1,623(3)	43,091
	11/15/06					11,381(4)	302,166
	05/25/06					6,244(4)	165,778
	11/22/05					6,404(4)	170,026
	11/17/04					7,284(4)	193,390
David Dunlap	11/15/06		127,273	32.5100	11/15/13
	11/22/05	37,733	75,465	35.3800	11/22/12
	12/09/04	29,387	14,693	23.5100	12/09/11
	11/17/04	64,516	32,258	23.1100	11/17/11
	12/04/03	172,820		15.8000	12/04/10
	10/15/01	482,000		10.8150	10/15/08
	11/16/00	6,536		15.2969	11/16/07
	10/12/98	56,672		3.53130	10/12/08
	11/24/97	33,480		8.95320	11/24/07
	11/15/06					15,025(2)	398,914
	11/15/06					10,329(3)	274,235
	11/15/06					17,704(4)	470,041
	11/22/05					30,097(4)	799,075
	12/09/04					13,544(4)	359,593
	11/17/04					29,528(4)	783,968
Margaret B. Shannon	11/15/06		63,637	32.5100	11/15/13
	11/22/05	19,268	38,535	35.3800	11/22/12
	12/09/04	8,396	4,198	23.5100	12/09/11
	11/17/04	38,710	19,354	23.1100	11/17/11

	Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that have not Vested
		(#)	(#)	($)		(#)	($)
	12/04/03	86,410		15.8000	12/04/10
	10/15/01	124,000		10.8150	10/15/08
	11/15/06					7,512(2)	199,444
	11/15/06					5,165(2)	137,131
	11/15/06					8,852(4)	235,021
	11/22/05					15,369(4)	408,047
	12/09/04					3,870(4)	102,749
	11/17/04					17,716(4)	470,360
Alasdair Buchanan	11/15/06		50,000	32.5100	11/15/13
	11/22/05	16,057	32,113	35.3800	11/22/12
	11/17/04	7,654	3,826	23.1100	11/17/11
	11/20/03	13,750		16.0000	11/20/10
	10/15/01	24,200		10.8150	10/15/08
	11/15/06					5,903(2)	156,725
	11/15/06					6,955(4)	184,655
	11/22/05					12,807(4)	340,026
Kenneth A. Williams (5)	11/22/05	130,057		35.3800	03/31/10
	12/09/04	20,990		23.5100	03/31/10
	11/17/04	86,020		23.1100	03/31/10
	12/04/03	65,462		15.8000	03/31/10	34,580(4)	918,099
	12/09/04					9,674(4)	256,845
	11/17/04					39,370(4)	1,045,274

(1)	All options listed above vest at the rate of one-third a year, over the first three years of the seven or ten-year option period. These awards are discussed in more detail under the heading “Compensation Discussion and Analysis—Executive Compensation Components—Long Term Incentives—Stock Options.”

(2)	Phantom stock awards vest ratably on each of the first three anniversaries of grant based on Company performance. These awards are discussed in more detail under the heading “Compensation Discussion and Analysis—Executive Compensation Components—Long Term Incentives—Phantom Stock.”

(3)	Bonus stock awards vest based on Company performance in one-quarter installments at the end of each of the four fiscal quarters beginning on March 31, 2007. These awards are discussed in more detail under the heading “Compensation Discussion and Analysis—Executive Compensation Components—Long Term Incentives—Bonus Stock.”

(4)	Performance unit awards vest at the end of a three-year period, based on Company performance over such period measured against pre-established objectives. These awards are discussed in more detail under the heading “Compensation Discussion and Analysis—Executive Compensation Components—Long Term Incentives—Performance Units.”

(5)	These amounts are as of March 31, 2007, the effective date of Mr. Williams’ retirement. Early retirement status resulted in the acceleration of vesting of 140,209 stock options held by Mr. Williams as of March 31, 2007. In addition, these 140,209 stock options as well as 162,320 stock options held by Mr. Williams that had previously vested are exercisable for three years following Mr. Williams’ retirement. Mr. Williams kept a pro-rated portion of performance share units granted to him in 2004 and 2005. The vesting schedule for these units was not modified. The performance unit awards granted in 2004 were forfeited for all officers this year due to the performance criteria not being met.

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised and stock awards that vested during the fiscal year ended September 30, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value realized on Exercise (1)	Number of Shares Acquired on Vesting (2)	Value realized on Vesting (3)
	(#)	($)	(#)	($)
J.W Stewart	—	—	23,474	633,915
Jeffrey E. Smith	—	—	1,622	43,802
David Dunlap	—	—	10,328	278,908
Margaret B. Shannon	—	—	5,164	139,454
Alasdair Buchanan	38,800	644,090	—	—
Kenneth A. Williams	N/A	N/A	5,868	172,402

(1)	The value realized upon the exercise of the option award is determined by multiplying the number of shares by the difference between the market price of the stock at exercise and the exercise price of the option.

(2)	Represents bonus stock awarded in November 2006, which vests in one-quarter installments at the end of each of the four fiscal quarters beginning on March 31, 2007. As of December 1, 2007, three-fourths of the bonus stock have vested, and one-fourth of the award is scheduled to vest on December 31, 2007. This is discussed in more detail under the heading “Compensation Discussion and Analysis—Executive Compensation Components—Long Term Incentives—Bonus Stock.”

(3)	The value realized upon the exercise of the bonus stock award is determined by multiplying the number of shares of stock by the market value of the stock on the vesting date.

Pension Benefits

The following table and narrative disclosure set forth certain information with respect to pension benefits payable to the Named Executive Officers as of September 30, 2007.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
J.W. Stewart	Supplemental Executive Retirement Plan	38	15,412,503	—
Jeffrey E. Smith	Supplemental Executive Retirement Plan	19	—	—
David Dunlap	Supplemental Executive Retirement Plan	17	—	—
Margaret B. Shannon	Supplemental Executive Retirement Plan	13	1,854,518	—
Alasdair Buchanan	Supplemental Executive Retirement Plan	25	—	—
Kenneth A. Williams (1)	Supplemental Executive Retirement Plan	34	5,315,650	—

(1)	Mr. Williams retired from the Company effective March 31, 2007 and will receive $407,835.39 annually for a period of 20 years under our Supplemental Executive Retirement Program, with the first payment estimated to be made in December, 2007.

Supplemental Executive Retirement Plan

In 2000, the Committee approved the BJ Services Company Supplemental Executive Retirement Plan, which provides supplemental retirement benefits to the Company’s executive officers. The purpose of this plan is to insure that the Company’s overall compensation program for its executives is competitive. All of our executive officers are eligible, at the Compensation Committee’s discretion, to participate in our Supplemental Executive Retirement Plan.

In the event of a termination of employment after age 60, a fully-vested participant is entitled to a retirement benefit equal to:

•	the participant’s highest average annual combined salary and bonus for any three consecutive years out of the past 10 years of employment;

multiplied by

•	the lesser of either

1.	2% multiplied by years of service or

2.	60%.

The estimated benefits shown above would be reduced by (1) the Social Security benefit payable at age 62, (2) certain contributions by us for the participant’s account under our 401(k) plan, and (3) any annual benefit the participant will receive under a defined benefit pension plan maintained by our predecessors. In the case of early retirement, death, disability or change in control before the participant reaches age 60, the benefit is reduced.

The actual benefit payable is the actuarial equivalent of the estimated benefit, after applicable offsets, paid out over a period elected by the participant from five to 30 years.

A participant’s benefit is fully vested upon the later of the participant’s 55th birthday or the date the participant completes five full years of service. Prior to age 55, no part of the benefit is vested, unless the participant dies, becomes disabled, or a change in control occurs. If one of these events occurs, the participant’s benefit will be fully vested. In the event of a change in control, the participant will be given three years’ extra credit for years of service and age in calculating the benefit. In consideration for the benefits under the plan, the executive officer agrees that he or she will not work for a business that competes with us for a period of five years or the period during which the executive officer receives payments, whichever is longer.

A participant’s interest in the plan is generally distributed upon retirement in accordance with the participant’s distribution election. A lump sum payment will be paid in the event of death or a change in control. In the event of a change in control, the participant will receive a “gross-up” payment sufficient to satisfy any excise tax payments that may be imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and any additional taxes imposed with respect to such gross-up payments, in accordance with the provisions of the plan. With respect to amounts that were vested prior to January 1, 2005, (1) the Compensation Committee may direct that the benefits be paid as a lump sum, notwithstanding the participant’s distribution election and (2) in the case of disability, benefits may be paid in a lump sum at the sole discretion of the Compensation Committee.

We have purchased life insurance to finance the benefits under this plan.

Nonqualified Deferred Compensation

The following table and narrative disclosure set forth certain information with respect to nonqualified deferred compensation payable to each Named Executive Officer.

Name	Executive Contributions in Last FY	Company Contributions in Last FY (1)	Aggregate Earnings in Last FY (1)		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
	($)	($)	($)		($)	($)
J.W. Stewart	51,000	67,575	1,383,164	(2)	—	9,065,343	(2)
Jeffrey E. Smith	26,133	11,913	22,168		—	358,651
David Dunlap	30,267	16,810	89,404		—	474,217
Margaret B. Shannon	3,200	8,408	43,297		—	306,306
Alasdair Buchanan	25,220	9,247	2,069		—	38,446
Kenneth A. Williams	9,675	11,702	68,471		—	356,441

(1)	Amounts shown in the “Company Contributions in Last FY” and “Aggregate Earnings in Last FY” columns are included in the Summary Compensation Table.

(2)	Amounts for Mr. Stewart include earnings of $852,743 and a balance of $6,269,513 in the Key Employee Share Option Plan for fiscal 2007.

Deferred Compensation Plan

In 2000, the Company implemented a deferred compensation plan for officers and certain key employees that enables participants to defer taxation on their bonus and a portion of their salary to help meet retirement and other future income needs. The plan is a nonqualified deferred compensation plan and participation is completely voluntary.

Our deferred compensation plan provides that we contribute the following amounts to the plan on behalf of each executive officer who participates:

•

for each calendar month, an amount equal to 50% of the participant’s deferrals of excess compensation (the participant’s salary over a specified Internal Revenue Code limit), but not in excess of 6% of the participant’s excess compensation for the calendar month;

•

for each calendar month, an amount equal to 50% of the participant’s deferrals of regular compensation (the participant’s base salary up to the Internal Revenue Code limit noted above), but not in excess of 6% of the participant’s regular compensation for the calendar month; and

•	for each calendar month, a percentage (up to 5%) of the participant’s monthly excess compensation.

We may also make contributions to the plan on behalf of participants to make up for certain contributions that were forfeited under, or not permitted to be made to, the 401(k) plan due to Internal Revenue Code limitations applicable to such plan.

The officer may elect to receive payments in either a lump sum or in annual installments over a term of 5, 10, or 15 years. Payment is made upon the voluntary election of the officer at any time or upon the officer’s termination from the Company. An officer’s election to withdraw his or her amount in the deferred compensation plan is subject to a withdrawal penalty of 10% of the amount withdrawn.

Key Employee Share Option Plan

In 1997, the Compensation Committee approved the BJ Services Company Key Employee Share Option Plan, called the “Keysop Plan,” which allows participants to elect to receive, in lieu of salary and bonus, options to purchase certain designated mutual funds. An executive is not taxed on the value of the mutual funds until the Keysop option is exercised, and the Company does not deduct such amount for tax purposes as compensation until the option is exercised. Beginning January 1, 2005, future elections to the Keysop Plan were discontinued. Mr. Stewart is the only executive officer who has any benefit accruals under the Keysop Plan.

Potential Payments Upon Termination or Change in Control

Payments upon Voluntary Termination and Retirement

Upon the voluntary termination of a Named Executive Officer, he or she will receive the amount in their deferred contribution account and any accrued vacation and salary. If the NEO is eligible for retirement, he or she will also receive the following:

•

Any payments due under the Supplemental Executive Retirement Plan and the Key Employee Share Ownership Plan (these plans are discussed in more detail above under “Key Employee Share Ownership Plan” and “Supplemental Executive Retirement Plan”);

•	Accelerated vesting of stock options, unless the executive officer retires to work for a competitor; and

•

The shares granted under his or her performance unit, phantom and bonus stock awards, if the performance criteria under the award are met. For performance units granted prior to 2006, only a pro rata share vests.

Payments upon Termination for Cause or Involuntary Termination

Upon the termination for Cause, as that term is defined in the 1997, 2000 and 2003 Incentive Plans, or upon the involuntary termination of a Named Executive Officer, he or she will receive the same payments as a voluntary termination or retirement with the exception of the treatment of equity awards. Upon a termination for Cause, the NEO’s option, performance units, phantom stock and bonus stock are automatically forfeited. Unless the NEO is eligible for retirement, in an involuntary termination, the NEO retains options that have vested at the date of termination and has three months to exercise those options before they lapse. All other equity awards, including performance units, phantom stock and bonus stock are automatically forfeited. The Compensation Committee has discretion to grant additional benefits and allow certain equity awards to remain in effect, including equity awards that automatically forfeit upon termination.

Payments upon a Change in Control

Severance Agreements

We have severance agreements with each of our executive officers. The agreements are intended to provide for continuity of management in the event of a change in control. The term of each agreement is automatically extended for an additional year at the end of each calendar year, unless we have given one year’s prior notice of termination.

The agreements provide that the executive officer could be entitled to certain severance benefits following a change in control; however, we do not believe that an executive officer should be entitled to receive his or her cash severance benefits merely because a change in control occurs. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment.

If, following a change in control:

•	the officer is terminated by us for any reason, other than for death, disability or for cause;

•	the officer terminates his or her employment for good reason (as this term is defined in the agreements), or

•	the officer terminates his or her employment for good reason with the consent of the Company’s Board of Directors then the officer is entitled to the following:

(1)	a lump sum severance payment that will be three times the sum of the officer’s base salary and target bonus amount, plus

(2)	an amount equal to three times the value of the officer’s largest stock option, performance unit or other long-term incentive award grant in the prior three years, plus

(3)	a pro-rated bonus payment in respect of the fiscal year of termination equal to the greater of the target bonus amount for that year or the bonus that would actually be payable in respect of that year based on our financial performance to the date of termination, plus

(4)	life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination for a period of up to three years, plus

(5)	outplacement services, plus

(6)	retiree medical coverage if the executive were within five years of eligibility at the time of termination following a change in control, plus

(7)	an amount equal to the sum of (a) the value of all performance equity awards as if the performance criteria were met and (b) the excess of the exercise price of each unexercisable option over the closing price on the date of termination.

If a change in control occurs, the severance agreements are effective for a period of two years from the date of such change in control. Under the severance agreements, a change in control would generally include any of the following events:

(1)	any person acquires 25 percent or more of our voting securities;

(2)	a majority of our directors are replaced during a two-year period;

(3)	stockholders approve a merger, resulting in (a) 60% or less of the common stock and voting securities of the surviving corporation being owned by the same persons that owned our Common Stock immediately prior to such merger, (b) a person owning 25% or more of the surviving corporation’s common stock or voting securities, or (c) replacement of a majority of the members of the Board of Directors; or

(4)	our stockholders approve a liquidation or sale of our assets.

Upon a change in control an executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse our executives for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes.

The total 280G tax gross-up amount in the tables below assumes that the executive is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon the executive as a result of the change in control, (2) any income and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon the executive as a result of our reimbursement of the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the tables below is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to an executive executing a non- competition agreement.

Payments upon Death and Disability

Upon the death or disability of a Named Executive Officer, he or she will receive the payments under “Voluntary Termination and Retirement” described above. Regardless of a named executive officer’s eligibility for retirement upon death or disability, he or she will receive 100% of the benefits provided under the Supplemental Executive Retirement Plan discounted for present value. The SERP payment for disability is discounted from age 60 back to the date of termination and the SERP payment upon death is discounted from the date the executive officer is eligible for early retirement, which is the later of age 55 or five years of service.

The following tables set forth the lump sum amounts payable pursuant to a Named Executive Officer’s voluntary termination, retirement, termination without cause and for cause, a termination following a change of control under the severance agreements described above as well as amounts payable upon death or disability. The table below assumes a termination date of September 28, 2007, the last business day of the fiscal year. The value of equity compensation awards (performance units, phantom stock, bonus stock and stock options) was based on the closing price of our common stock of $26.55 on the New York Stock Exchange on September 28, 2007.

J. W. Stewart	Voluntary Termination/ Retirement	Involuntary Not For Cause/ Involuntary For Cause Termination	Termination following Change in Control	Death	Disability
	($)	($)	($)	($)	($)
Compensation:
Severance Payment	—	—	6,600,000	—	—
Bonus	—	—	1,100,000	—	—
Deferred Compensation	2,795,830	2,795,830	2,795,830	2,795,830	2,795,830
Incentive Award Payment	—	—	16,500,000	—	—
Accelerated Equity Incentive Plan Awards (1)	9,562,178	—	10,453,974	9,562,178	9,562,178
Accelerated Stock Options (2)	369,889	—	3,904,245	369,889	369,889
KEYSOP Payout	6,269,513	6,269,513	6,269,513	6,269,513	6,269,513
SERP Payout	15,412,503	15,412,503	15,412,503	15,412,503	15,412,503
Benefits and Perqs:
Life Insurance, AD&D, Medical, Dental	—	—	193,830	—	—
Accrued Vacation/Salary	63,462	63,462	63,462	63,462	63,462
Outplacement Services	—	—	10,000	—	—
Tax Gross-Up	—	—	26,101,946	—	—

Total	34,473,375	24,541,308	89,405,303	34,473,375	34,473,375

(1)	The amount for retirement, death and disability assumes that the performance criteria for each type of award have been met.

(2)	These amounts do not include stock options that were already vested on September 30, 2007.

Jeffrey E. Smith	Voluntary Termination/ Retirement (1)	Involuntary Not For Cause/ Involuntary For Cause Termination	Termination following Change in Control	Death	Disability
	($)	($)	($)	($)	($)
Compensation:
Severance Payment	—	—	2,356,200	—	—
Bonus	—	—	323,400	—	—
Deferred Compensation	358,651	358,651	358,651	358,651	358,651
Incentive Award Payment	—	—	5,400,000	—	—
Accelerated Equity Incentive Plan Awards (2)	—	—	1,779,581	1,690,385	1,690,385
Accelerated Stock Options (3)	—	—	912,114	27,369	27,369
SERP Payout	—	—	1,806,116	938,749	950,091
Benefits and Perqs:
Life Insurance, AD&D, Medical, Dental	—	—	42,879	—	—
Accrued Vacation/Salary	26,654	26,654	26,654	26,654	26,654
Outplacement Services	—	—	10,000	—	—
Tax Gross-Up	—	—	5,712,255	—	—

Total	385,305	385,305	18,727,850	3,041,808	3,053,150

(1)	Mr. Smith is not eligible for retirement under the Supplemental Executive Retirement Plan.

(2)	The amount for death and disability assumes that the performance criteria for each type of award have been met.

(3)	These amounts do not include stock options that were already vested on September 30, 2007.

David Dunlap	Voluntary Termination/ Retirement (1)	Involuntary Not For Cause/ Involuntary For Cause Termination	Termination following Change in Control	Death	Disability
	($)	($)	($)	($)	($)
Compensation:
Severance Payment	—	—	2,932,500	—	—
Bonus	—	—	402,500	—	—
Deferred Compensation	474,217	474,217	474,217	474,217	474,217
Incentive Award Payment	—	—	8,400,000	—	—
Accelerated Equity Incentive Plan Awards (2)	—	—	4,855,746	4,436,628	4,436,628
Accelerated Stock Options (3)	—	—	1,875,552	155,634	155,634
SERP Payout	—	—	2,296,887	1,637,543	1,621,776
Benefits and Perqs:
Life Insurance, AD&D, Medical, Dental	—	—	77,172	—	—
Accrued Vacation/Salary	33,173	33,173	33,173	33,173	33,173
Outplacement Services	—	—	10,000	—	—
Tax Gross-Up	—	—	8,602,898	—	—

Total	507,390	507,390	29,960,645	6,737,195	6,721,428

(1)	Mr. Dunlap is not eligible for retirement under the Supplemental Executive Retirement Plan.

(2)	The amount for death and disability assumes that the performance criteria for each type of award have been met.

(3)	These amounts do not include stock options that were already vested on September 30, 2007.

Margaret B. Shannon	Voluntary Termination/ Retirement	Involuntary Not For Cause/ Involuntary For Cause Termination	Termination following Change in Control	Death	Disability
	($)	($)	($)	($)	($)
Compensation:
Severance Payment	—	—	1,963,500	—	—
Bonus	—	—	269,500	—	—
Deferred Compensation	306,306	306,306	306,306	306,306	306,306
Incentive Award Payment	—	—	4,200,000	—	—
Accelerated Equity Incentive Plan Awards (1)	2,229,322	—	2,443,352	2,229,322	2,229,322
Accelerated Stock Options (2)	79,340	—	943,768	79,340	79,340
SERP Payout	1,854,518	1,854,518	2,675,404	1,854,518	1,767,474
Benefits and Perqs:
Life Insurance, AD&D, Medical, Dental	—	—	76,308	—	—
Accrued Vacation/Salary	22,212	22,212	22,212	22,212	22,212
Outplacement Services	—	—	10,000	—	—
Tax Gross-Up	—	—	5,093,866	—	—

Total	4,491,698	2,183,036	18,004,216	4,491,698	4,404,654

(1)	The amount for retirement, death and disability assumes that the performance criteria for each type of award have been met.

(2)	These amounts do not include stock options that were already vested on September 30, 2007.

Alasdair Buchanan	Voluntary Termination/ Retirement (1)	Involuntary Not For Cause/ Involuntary For Cause Termination	Termination following Change in Control	Death	Disability
	($)	($)	($)	($)	($)
Compensation:
Severance Payment	—	—	1,912,500	—	—
Bonus	—	—	262,500	—	—
Deferred Compensation	32,926	32,926	32,926	32,926	32,926
Incentive Award Payment	—	—	3,300,000	—	—
Accelerated Equity Incentive Plan Awards (2)	—	—	1,072,236	893,885	893,885
Accelerated Stock Options (3)	—	—	617,316	13,161	13,161
SERP Payout	—	—	184,413	—	—
Benefits and Perqs:
Life Insurance, AD&D, Medical, Dental	—	—	38,667	—	—
Accrued Vacation/Salary	21,635	21,635	21,635	21,635	21,635
Outplacement Services	—	—	10,000	—	—
Tax Gross-Up	—	—	2,975,805	—	—

Total	54,561	54,561	10,427,998	961,607	961,607

(1)	Mr. Buchanan is not eligible for retirement under the Supplemental Executive Retirement Plan.

(2)	The amount for death and disability assumes that the performance criteria for each type of award have been met.

(3)	These amounts do not include stock options that were already vested on September 30, 2007.

Kenneth A. Williams	Retirement (1)
($)
Compensation:
Severance Payment	—
Bonus	—
Deferred Compensation	356,441
Incentive Award Payment	—
Accelerated Equity Incentive Plan Awards	—
Accelerated Stock Options	504,182
SERP Payout	5,315,650
Benefits and Perqs:
Life Insurance, AD&D, Medical, Dental	—
Accrued Vacation/Salary	29,423
Outplacement Services	—
Tax Gross-Up	—

Total	6,205,696

(1)	Mr. Williams retired from the Company effective March 31, 2007.

Equity Compensation Plan Information

The following table provides information about the Common Stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of September 30, 2007.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights *	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in 1st Column) (2)
Equity Compensation Plans Approved by Stockholders (1)	10,960,433	$20.46	15,818,357
Equity Compensation Plans Not Approved by Stockholders (3)	—	—	—
TOTAL	10,960,433	$20.46	15,818,357

*	Includes performance awards.

(1)	Issued under our 1990 Stock Incentive Plan, the 1995 Incentive Plan, the 1997 Incentive Plan, the 2000 Incentive Plan and the 2003 Incentive Plan. Under the 1999 Employee Stock Purchase Plan for the year ended September 30, 2007, 648,614 shares of Common Stock were issued at a price of $22.57 per share, which was the closing price of the shares on the NYSE on September 28, 2007, discounted by 15%.

(2)	Includes shares available for future issuance under the 1999 Employee Stock Purchase Plan.

(3)	All of our equity plans have been submitted to and approved by our stockholders.

PROPOSAL 2: APPROVAL OF THE 2008 EMPLOYEE STOCK PURCHASE PLAN

On December 6, 2007, our Board of Directors adopted, subject to stockholder approval, the 2008 Employee Stock Purchase Plan (the “Plan” or “ESPP”). The ESPP is designed to provide our employees with an opportunity to purchase shares of our common stock through payroll deductions and enables us to retain and attract qualified employees by providing additional incentives through increased stock ownership.

Recommendation

The Board of Directors recommends that the stockholders vote FOR approval of the Plan. The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2008 Annual Meeting is required to approve the Plan.

General

The ESPP is a vital element of our employees’ compensation and helps align the interest of our employees with you, our stockholders. The purpose of the Plan is to furnish our employees an incentive to advance the best interests of the Company by providing a way for employees to purchase common stock of the Company (“Shares”) at a favorable price and on favorable terms. In our opinion, the ESPP is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The Plan provides for the issuance, upon purchase by its employees, of up to an aggregate of 10,000,000 Shares (subject to adjustment in the event of stock splits and certain other corporate events, as described below under “Adjustments to Shares”). Such Shares may be unissued or reacquired Shares or Shares bought on the market for purposes of the Plan. To the extent Shares are set aside for purchase by employees at the beginning of a purchase period but are not purchased by such employees, those Shares will again be available for purchase under the Plan. Except for outstanding rights to purchase Shares, the Plan will terminate on December 6, 2017, and no further right to purchase Shares may be granted after that date. The Plan can be terminated sooner as described under “Amendment or Termination of the Plan.” Any Shares that are not subject to purchase upon the termination of the Plan will cease to be subject to the Plan.

Summary of the Key Terms of the Plan

This section summarizes the material terms of the ESPP. The full text of the Plan is set forth in Appendix A to this Proxy Statement. Certain features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the Plan. All capitalized terms not defined in this Proxy Statement have the meanings set forth in the Plan.

Administration of the Plan

Under the terms of the Plan, the Plan will be administered by a committee of three or more directors of the Company appointed by the Board of Directors. The Board of Directors has appointed the Compensation Committee to administer the Plan, and the members of the Compensation Committee, as of the date of this Proxy Statement, are Messrs. Don D. Jordan, L. William Heiligbrodt, John R. Huff, Michael E. Patrick and James L. Payne. The Compensation Committee is authorized to (1) interpret the Plan and all rights to purchase Shares, (2) make rules and determinations, and (3) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any right to purchase Shares, as necessary or desirable to administer the Plan. The Compensation Committee will not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Compensation Committee will have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

Eligibility for Participation

All employees of the Company and those of any present or future subsidiary corporations of the Company (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended, (the “Code”)) who are scheduled to work more than 20 hours per week during the Plan year (which is currently the 12-month period beginning each October 1) are eligible to participate in the Plan. No employee has a right to purchase Shares if such employee, immediately after acquiring such right, owns stock with five percent or more of the total combined voting power or value of all classes of stock of the Company. The estimated number of employees eligible to participate in the Plan is 13,300.

An eligible employee may elect to participate in the Plan for any Plan year (effective as of the Plan year beginning October 1, 2008) by designating an integral percentage of such employee’s “eligible compensation” (generally, the employee’s regular rate of pay) to be deducted from compensation for each pay period and paid into the Plan for such employee’s account. An employee’s purchases under the Plan may not exceed either (1) 10% of “eligible compensation” from which the deduction is made, (2) $25,000 worth of Shares (determined at the fair market value of the Shares at the beginning of the Plan year in any calendar year, or (3) 5,000 Shares per Plan year.

Purchase Price and Shares Purchased

Unless an employee’s payroll deductions are withdrawn (as described below), the aggregate payroll deductions credited to the employee’s account will be used to purchase Shares at the end of the Plan year. The purchase price per Share to be paid by each employee on each purchase of Shares is an amount equal to 85% of the lesser of the fair market value of the Shares on the first day of the Plan year (currently October 1) or on the last day of the Plan year (currently September 30). The fair market value of the Shares will be the per share price of the last sale of the Shares reported on the NYSE composite tape prior to these dates.

Any balance remaining in an employee’s account after payment of the purchase price for Shares is refunded to the employee and will not be carried over to the next Plan year except in the case where such balance is insufficient to purchase a whole Share at the end of the Plan year. An employee does not have any rights or privileges of a stockholder of the Company for any Shares subject to the Plan until Shares have been purchased and a certificate for Shares has been issued to the employee or on his behalf, as applicable.

Changes in and Withdrawal of Payroll Deductions

An employee’s payroll deduction authorization may not be changed during the Plan year. An employee may withdraw in whole from the Plan, but not in part, at any time prior to the purchase date relating to a particular Plan year by timely delivering to the Company a notice of withdrawal in the manner specified by the Company. The Company promptly will refund to the employee the amount of the employee’s payroll deductions under the Plan that have not been otherwise returned or used to purchase Shares, and thereafter, the employee’s payroll deduction authorization and interest in unpurchased Shares under the Plan will terminate.

Termination of Employment; Leaves of Absence.

Except as described below, if the employment of a participant in the Plan terminates for any reason, then the employee’s participation in the Plan ceases and the Company will refund the amount of such employee’s payroll deductions under the Plan that have not yet been otherwise returned or used to purchase Shares. If the employment of a participant terminates due to retirement (as defined in the Plan), death, or disability, the employee, or the employee’s personal representative, as applicable, may elect either to (1) withdraw all of the accumulated unused payroll deductions credited to the employee’s account or (2) exercise the employee’s right to purchase Shares at the end of the Plan year. Any excess cash in such account will be returned to the employee or such personal representative. If no such election is timely received by the Company, the employee or personal representative will automatically be deemed to have elected the first alternative.

During a paid leave of absence approved by the Company and meeting the requirements of Internal Revenue Service regulations, an employee’s elected payroll deductions will continue. If an employee takes an unpaid leave of absence that is approved by the Company and meets the requirements of Internal Revenue Service regulations, then such employee may continue participation in the Plan by making cash payments to the Company in accordance with procedures established by the Compensation Committee, in an amount not exceeding the total amount of payroll deductions that would have been made had the employee not taken such leave of absence. If an employee on such leave fails to make such payments, or if an employee takes a leave of absence other than one described above, then he will be considered to have terminated his employment and withdrawn from the Plan. Further, notwithstanding the foregoing, if an employee takes a leave of absence that is described in the first or second sentence of this paragraph and such leave of absence exceeds the Maximum Period (generally, the three-month period beginning on the first day of the employee’s leave of absence or such longer period during which the employee’s reemployment rights are guaranteed either by statute or contract), then the employee will be considered to have withdrawn from the Plan and terminated his or her employment for purposes of the Plan on the day immediately following the last day of the Maximum Period.

Adjustment to Shares

Whenever any change is made in the Shares, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of Shares, or other similar changes, appropriate action will be taken by the Board of Directors to adjust the number of Shares subject to the Plan and the number and purchase price of Shares subject to rights to purchase Shares outstanding under the Plan.

If the Company is not the surviving corporation in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of the Company), or if the Company is to be dissolved or liquidated, then unless a surviving corporation assumes or substitutes new purchase rights (in accordance with Section 424(a) of the Code) for all rights to purchase Shares then outstanding, (1) the date of purchase for all rights outstanding under the Plan will be accelerated to dates fixed by the Board of Directors prior to the effective date of such merger or consolidation or such dissolution or liquidation, (2) an eligible employee may make a lump-sum deposit prior to the specified date of purchase in lieu of the remaining payroll deductions that otherwise would have been made and (3) upon such effective date any unexercised rights to purchase Shares will expire.

Amendment or Termination of the Plan

The Board of Directors in its discretion may terminate the Plan at any time as to any Shares not then subject to an employee’s rights to purchase. The Board of Directors may alter or amend the Plan from time to time, except that any right already granted may not be changed in a way that would impair the rights of an employee without his or her consent. Also, the Board of Directors may not, without the approval of the stockholders of the Company, make any alteration or amendment that would:

(1)	increase the aggregate number of Shares that may be issued under the Plan (other than as prescribed for changes in capitalization), or

(2)	change the persons eligible to purchase Shares.

Use of Funds

All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest will be paid to any employee or credited to his or her account under the Plan.

Federal Income Tax Consequences

In General. The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Plan based on federal income tax laws currently in effect, which are subject to change (possibly retroactively). This summary applies to the Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations, and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences or the effect, if any, of gift, estate, and inheritance taxes. The tax treatment of a participant in the Plan may vary depending on his particular situation and may, therefore, be subject to special tax rules not discussed below. The Plan is not qualified under Section 401(a) of the Code.

Status of Rights to Purchase Shares Under the Plan. For tax purposes, rights to purchase Shares under the Plan are intended to qualify as employee stock purchase plan options as defined in Section 423 of the Code.

Tax Consequences of Grant of Right to Purchase Shares Under the Plan. An employee’s payroll deductions to purchase Shares are made on an after-tax basis. No federal income tax is imposed on an employee upon the grant of a right to purchase Shares under the Plan. The Company is not entitled to a business expense deduction as a result of the grant of a right to purchase Shares.

Tax Consequences of Exercise of Right to Purchase Shares Under the Plan. Generally, no federal income tax is imposed on an employee upon the purchase of Shares under the Plan, and the Company is not entitled to take a business expense deduction as a result of the purchase of Shares under the Plan. However, for certain participants whose employment terminates by reason of retirement (as defined in the Plan) more than three months before the end of the Plan year and who elect to purchase Shares at the end of such Plan year (in lieu of withdrawing all of the accumulated unused payroll deductions credited to such employee’s account), ordinary income will be recognized at the time of the purchase of Shares—in an amount equal to the excess of the fair market value of the Shares on the date of purchase over the purchase price—and the Company will be entitled to a deduction for a corresponding amount. In such event, the employee’s basis in Plan Shares is increased by the ordinary income recognized, and upon a subsequent disposition of the Shares, any additional gain or loss recognized will be a capital gain or loss, as described below.

Tax Consequences of a Qualifying Disposition of Shares. If an employee disposes of Plan Shares (including by way of gift) more than twelve months after the date of acquisition of the Shares, typically at the end of the Plan year (“Date of Purchase”) or dies while owning Plan Shares, any gain is first recognized as ordinary income up to the lesser of (1) the excess of the fair market value of Shares at the time of disposition (or death) over the purchase price of such Shares, or (2) the excess of the fair market value of Shares at the date of grant of the right to purchase the Shares (typically the beginning of the Plan year), over the purchase price. The employee’s basis in Plan Shares is increased by any ordinary income recognized. Any remaining gain upon disposition is recognized as a long-term capital gain. If the employee disposes of Plan Shares more than twelve months after the Date of Purchase for less than the purchase price, a long-term capital loss is recognized. If an employee satisfies the long-term capital gain holding period requirements discussed above, then the Company will not be allowed a deduction with respect to the employee’s disposition of the Shares.

Tax Consequences of Disqualifying Disposition. If an employee disposes of Plan Shares (other than by reason of death) within one year after the Date of Purchase, then the employee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. The amount recognized as ordinary income upon such disposition is the difference between the purchase price and the fair market value of Plan Shares at the Date of Purchase. The difference between the basis (the purchase price) of the Plan Shares, increased by any ordinary income recognized, and the selling price of the Plan Shares is a short-term capital gain or loss. In such event, provided that, among other things, any applicable reporting obligations are satisfied, the Company may claim a deduction for compensation paid at the same time and in the same amount as the ordinary income recognized by the employee.

Federal Income Tax Rates. Compensation taxable to an employee is generally subject to a maximum income tax rate of 35%. Long-term capital gain is generally subject to a maximum tax rate of 15%.

Parachute Payment Sanctions. Certain actions that may be taken by the Board of Directors in relation to the Plan may afford an employee (generally, officers or highly compensated employees) special protections or payments that are contingent on a change in the ownership of the Company, the effective control of the Company or the ownership of a substantial portion of the Company’s assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute “parachute payments” that, when aggregated with other parachute payments received by the employee, if any, could result in the employee’s receiving “excess parachute payments” (a portion of which would be allocated to those protections or payments derived from the right to purchase Shares). The Company would not be allowed a deduction for any such excess parachute payment, and the recipient of the payment would be subject to a nondeductible 20% excise tax upon such payment in addition to income tax otherwise owed with respect to such payment.

PROPOSAL 3: RATIFICATION OF DELOITTE & TOUCHE LLP

Deloitte & Touche LLP (“Deloitte & Touche”) has been approved by the Audit Committee as well as the Board of Directors as the independent registered public accounting firm to audit the accounts of the Company for the fiscal year 2008. Deloitte & Touche audited our consolidated financial statements for fiscal 2007, and has advised us that it will have a representative available at the 2008 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he or she so desires.

Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche as the Company’s independent auditors for fiscal 2008. The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2008 Annual Meeting is required to ratify the appointment of Deloitte & Touche.

FEES PAID TO DELOITTE & TOUCHE

Deloitte & Touche has billed the Company and its subsidiaries fees as set forth in the table below for (1) the audits of the Company’s 2006 and 2007 annual financial statements, the audit of the 2006 and 2007 report on internal control over financial reporting, reviews of quarterly financial statements, and review of other documents filed with the Securities and Exchange Commission, and (2) assurance and other services reasonably related to the audit or review of the Company’s financial statements.

	Audit Fees	Audit-Related Fees (2)
Fiscal Year 2007 (1)	$6,634,118	$157,640
Fiscal Year 2006 (1)	$6,706,000	$256,840

(1)	There were no fees billed in fiscal year 2006 or 2007 that would constitute “All Other Fees” or “Tax Fees.”

(2)	The services comprising “Audit-Related Fees” included audits of the Company’s employee benefit plans and internal controls consultation. In addition, for fiscal year 2006 Audit-Related Fees included fees for statutory audits and fees relating to work in connection with the preparation and filing of a registration statement for the issuance of the Company’s Floating Rate Senior Notes due 2008 and 5.75% Senior Notes due 2011.

The Audit Committee of the Board of Directors has adopted policies regarding the pre-approval of auditor services. Specifically, the Audit Committee pre-approves all services provided by the independent public accountants for the fiscal year. Any additional services not previously approved must be pre-approved on a case-by-case basis. The Audit Committee reviews the actual and budgeted fees for the independent public accountants at its May and November meetings. All of the services provided by Deloitte & Touche LLP during fiscal year 2006 and 2007 were approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to us during fiscal 2007, reports on Form 5 and amendments thereto furnished to us with respect to fiscal 2007 and written representations from officers and directors that no Form 5 was required to be filed, we believe that all filing requirements applicable to our officers, directors and beneficial owners of more than 10% of our Common Stock under Section 16(a) of the Exchange Act were complied with during fiscal 2007 with the exception of Messrs. Wells and Heiligbrodt. On November 22, 2006, Mr. Wells sold 808 shares of Common Stock at a price of

$31.73, which was not reported on a Form 4 until December 5, 2006. On November 28, 2005, Mr. Heiligbrodt gifted 4,439 shares to the Heiligbrodt Family Partnership, Ltd. trust that was not reported until October 18, 2007 due to an administrative oversight.

SOLICITATION

We are soliciting proxies for the 2008 Annual Meeting and will bear the cost of solicitation. In addition to solicitation by the Internet, certain of our directors, officers or regular employees may, without extra compensation, solicit the return of proxies by telephone or mail. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and we will reimburse these parties for any out-of-pocket expenses. We have arranged for the services of Georgeson Shareholder Communications Inc. (“Georgeson”) to assist in the solicitation of proxies. Georgeson’s fees will be paid by us and are estimated to be $8,500, excluding out-of-pocket expenses.

VOTING PROCEDURES

A majority of the outstanding shares of common stock present or represented by proxy at the 2008 Annual Meeting constitutes a quorum for the transaction of business. The inspector of elections appointed by us will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The affirmative vote of holders of a plurality of the common stock present or represented by proxy at the meeting and entitled to vote is required for the election of each director nominee. Therefore, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. On any other matters presented for a vote of stockholders, the affirmative vote of holders of a majority of the common stock present or represented by proxy at the meeting and entitled to vote is required. Therefore, on any such matters, abstentions have the effect of a negative vote, and broker non-votes will not be taken into account.

PROPOSALS OF STOCKHOLDERS

Stockholders of record who intend to submit a proposal at the Annual Meeting of Stockholders to be held in 2009 must submit the proposal in writing to our Secretary of the Company at 4601 Westway Park Blvd, Houston, Texas 77041, and we must receive the proposal not later than August 28, 2008 (the 120th day prior to the anniversary of the date this Proxy Statement was first made available to stockholders, or December 26, 2008). Proposals submitted for inclusion in our proxy materials must comply with Rule 14a-8 under the Exchange Act.

In order for stockholder proposals to be properly submitted for presentation at our Annual Meeting of Stockholders in 2009, we must receive notice of the proposal by November 9, 2008 (the 90th day prior to February 7, 2008, the anniversary date of our 2008 Annual Meeting of Stockholders). Your proposal must comply with our Bylaws.

ADDITIONAL INFORMATION

Our Corporate Governance Guidelines, Supplemental Code of Ethics, Corporate Compliance and Business Ethics Manual, Related Party Transaction Policy and charters of the Audit Committee, the Nominating and Governance Committee and the Executive Compensation Committee are available on our website (www.bjservices.com), and copies of these documents are available to stockholders, without charge, upon request.

We will furnish a copy of our Annual Report on Form 10-K for the year ended September 30, 2007, without exhibits, the proxy statement or the Notice of Internet Availability of Proxy Materials, free of charge to each person who forwards a written request to Investor Relations, BJ Services Company, P.O. Box 4442, Houston, Texas 77210-4442.

APPENDIX A

BJ SERVICES COMPANY

2008 EMPLOYEE STOCK PURCHASE PLAN

1. PLAN. The purpose of the BJ SERVICES COMPANY 2008 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) is to furnish to eligible employees an incentive to advance the best interests of BJ SERVICES COMPANY (the “Company”) by providing a method whereby they voluntarily may purchase stock of the Company at a favorable price and upon favorable terms. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the “Committee”) of three or more directors of the Company appointed by the Board of Directors of the Company (the “Board”). Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until he dies, resigns, or is removed from office by the Board. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee. The Committee shall not be liable for any decision, determination, or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate, and such persons shall not be liable for any decision, determination, or action taken in good faith in connection with such delegated administration.

3. ELIGIBILITY. All employees of the Company and those of any present or future subsidiary corporations of the Company who are scheduled to work more than 20 hours per week during the “option period” (defined below) shall be eligible to participate in the Plan; provided, however, no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code). Notwithstanding the foregoing, the Committee may at any time and from time to time, in its sole discretion, designate a parent or subsidiary corporation of the Company as an entity whose employees shall not be eligible to participate in the Plan.

4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of paragraph 11 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed 10,000,000 shares of the authorized $.10 par value common stock of the Company (“Stock”), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

5. GRANT OF OPTIONS.

(a) GENERAL STATEMENT: “DATE OF GRANT”; “OPTION PERIOD”; “DATE OF EXERCISE”. Following the effective date of the Plan and continuing while the Plan remains in force, the Company will offer options under the Plan to all eligible employees to purchase shares of Stock. These options shall be granted once each year on a date to be determined by the Committee (each of which dates is hereinafter referred to as a “Date of Grant”). The term of each option is 12 months (each of which 12 month periods is hereinafter referred to as an “Option Period”), which shall begin on a Date of Grant (the last day of each Option Period is hereinafter referred to as a “Date of Exercise”). Subject to subparagraph 5(e), the number of shares of Stock subject to an option for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant in accordance with subparagraph 5(b) (including any participant contributions made in accordance with subparagraph 5(f)) during the Option Period, plus any amounts carried over from the prior Option Period, divided by (ii) the “Option Price” (defined below) of the Stock applicable to the Option Period, excluding all fractions; provided however, that the maximum number of shares of Stock that may be subject to any option offered under such Option Period for a participant may not exceed 5,000 (subject to adjustment in the same manner as provided in paragraph 11 with respect to the number of shares subject to the Plan and the number and Option Price of shares subject to options outstanding under the Plan). Notwithstanding the foregoing, if, as of any date that the Plan is in effect, there are not sufficient shares of Stock available under the Plan to allow for the grant to each participant of an option covering the number of shares determined in accordance with the preceding sentence, each participant shall be granted an option under the Plan for his or her pro-rata share of the total number of shares of Stock then available under the Plan.

(b) ELECTION TO PARTICIPATE: PAYROLL DEDUCTION AUTHORIZATION. Except as provided in subparagraph 5(f), an eligible employee may participate in the Plan only by means of payroll deduction. Each eligible employee who elects to participate in the Plan shall deliver to the Company during the calendar month next preceding a Date of Grant a payroll deduction authorization in a form prepared by the Company (which may be in electronic or telephonic form) whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates an integral percentage of his “Eligible Compensation” (as defined in subparagraph 5(d)) to be deducted from his compensation on each pay day and paid into the Plan for his account. The designated percentage may not be less than 1%, may not result in the payment into the Plan of less than $5.00 each pay day, and may not exceed either of the following: (i) 10% of the amount of Eligible Compensation from which the deduction is made; or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in subparagraph 5(e).

(c) CHANGES IN PAYROLL AUTHORIZATION. The payroll deduction authorization referred to in subparagraph 5(b) may not be changed during the Option Period.

(d) “ELIGIBLE COMPENSATION” DEFINED. The term “Eligible Compensation” means regular rate of pay on the Date of Grant. “Eligible Compensation” does not include management incentives and bonuses, overtime, extended work-week premiums, or other special payments, fees, or allowances, except for special payments required by local law and treated as an integral, recurring part of compensation.

(e) $25,000 LIMITATION. No employee shall be granted an option under the Plan to the extent the grant of an option under the Plan would permit his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time the option is granted) for each calendar year in which any such option granted to such employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions (or participant contributions made under subparagraph 5(f)) in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Date of Exercise.

(f) LEAVES OF ABSENCE. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a participant’s elected payroll deductions shall continue. If a participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation Section 1.421-1(h)(2), then such participant may contribute amounts to the Plan in lieu of his elected payroll deductions in accordance with procedures established by the Committee; provided, however, that a participant’s contributions while on such an unpaid leave of absence may not exceed the total amount of payroll deductions that would have been made had such participant not taken such an unpaid leave of absence. If a participant takes a leave of absence that is not described in the preceding sentences of this subparagraph 5(f), then he shall be considered to have terminated his employment for purposes of the Plan. Further, notwithstanding the preceding provisions of this subparagraph 5(f), if a participant takes a leave of absence that is described in the first or second sentence of this subparagraph 5(f) and such leave of absence exceeds the Maximum Period, then he shall be considered to have terminated his employment for purposes of the Plan on the day immediately following the last day of the Maximum Period. For purposes of the preceding sentence, the term “Maximum Period” shall mean, with respect to a participant, the three-month period beginning on the first day of the participant’s leave of absence; provided, however, that if the participant’s right to reemployment by the Company (or a parent or subsidiary corporation of the Company) is guaranteed either by statute or contract, then such three-month period shall be extended until the last day upon which such reemployment rights are so guaranteed.

(g) CONTINUING ELECTION. Subject to the limitation set forth in subparagraph 5(e), a participant (i) who has elected to participate in the Plan pursuant to subparagraph 5(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant and/or as of any subsequent Date of Grant prior to any such respective Date of Grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization (or participant contribution agreement under subparagraph 5(f) if applicable), for such next following and/or subsequent Date(s) of Grant as was in effect immediately prior to such respective Date of Grant. If a participant’s payroll deductions or contributions, as applicable, are limited by subparagraph 5(e) for the Option Period beginning in any calendar year, then, subject to the limitation set forth in subparagraph 5(e), such payroll deductions or contributions shall recommence at the rate provided in such participant’s payroll deduction authorization or contribution agreement, as applicable, for the Option Period beginning in the following calendar year unless the participant changes the amount of his payroll deduction authorization or contribution agreement pursuant to paragraph 5, withdraws from the Plan as provided in paragraph 7, or is terminated from participation in the Plan as provided in paragraph 8.

(h) TAX WITHHOLDING. At the time an option under the Plan is exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Stock. At any time, the Company may withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including without limitation any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or disposition of Stock purchased by the participant under the Plan.

6. EXERCISE OF OPTIONS.

(a) GENERAL STATEMENT. Subject to the limitation set forth in subparagraph 5(e), each participant in the Plan automatically and without any act on his part will be deemed to have exercised his option on each Date of Exercise to the extent that the balance then in his account under the Plan is sufficient to purchase at the “Option Price” (as defined in subparagraph 6(b)) whole shares of Stock subject to his option. No fractional shares shall be purchased; any amounts accumulated in a participant’s account under the Plan and not applied to the purchase of whole shares shall be retained in the participant’s account and applied in the next Option Period, subject to withdrawal by the participant pursuant to paragraph 7. Notwithstanding any provision of the Plan to the contrary, prior to the commencement of any Option Period, the Committee in its discretion may establish a minimum exercise price for such Option Period to the effect that if the Option Price for such Option Period is less than such minimum exercise price, then each participant shall be deemed to have withdrawn from the Plan pursuant to paragraph 7 immediately prior to the Date of Exercise of such offering period; provided, however, that a participant’s payroll deduction authorization (or participant contribution agreement under subparagraph 5(f), if applicable) shall not be terminated with respect to the Date of Grant of any subsequent Option Period by reason of any such deemed withdrawal. Any such minimum exercise price shall be subject to adjustment in the same manner as provided in paragraph 11 with respect to the number of shares subject to the Plan and the number and Option Price of shares subject to options outstanding under the Plan.

(b) “OPTION PRICE” DEFINED. The “Option Price” per share of Stock to be paid by each optionee on each exercise of his option shall be a sum equal to 85% of the fair market value of the Stock on the Date of Exercise or on the Date of Grant, whichever amount is lesser. The fair market value of the Stock on the Date of Exercise or, as the case may be, on the Date of Grant shall be the per share price of the last sale of such Stock reported on the New York Stock Exchange composite tape prior to such date. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(c) DELIVERY OF SHARES. Except as provided below, the Company shall deliver to each participant a certificate issued in his name for the number of shares of Stock with respect to which such participant’s option was exercised and for which such participant has paid the Option Price. The certificate shall be delivered as soon as practicable following the Date of Exercise.

In lieu of delivering share certificates directly to participants, the Company in its discretion may take such steps as it deems necessary or advisable (including, without limitation, the execution of service agreements and contracts) to effect the delivery of shares to a broker-dealer or similar custodian designated by the Company (the “Plan Broker”) on such terms and conditions as the Company determines in its discretion. In such event, as soon as practicable following the Date of Exercise, the Company, on behalf of each participant, shall deliver to the Plan Broker a certificate for (or shall otherwise cause to be credited with the Plan Broker) the number of shares of Stock with respect to which such participant’s option was exercised and for which such participant has paid the Option Price. The Plan Broker shall keep accurate records of the beneficial interests of each participant in such shares by means of the establishment and maintenance of an account for each participant. Fees and expenses of the Plan Broker shall be paid by the Company and/or allocated among the respective participants in such manner as the Company determines in its discretion. During any period that the Plan Broker arrangement described above is utilized in connection with the Plan, participants shall be required, at such time or times as may be designated by the Company, to enter into such agreements and authorizations (the terms of which may include, without limitation, restrictions on the transfer of shares from participants’ Plan Broker accounts) with the Plan Broker and the Company as the Company may prescribe.

In the event the Company is required to obtain from any commission or agency authority to issue any shares as provided above, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of the balance in his account.

7. WITHDRAWAL FROM THE PLAN.

(a) GENERAL STATEMENT. Any participant may withdraw in whole from the Plan at any time prior to the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Company (which may be in electronic or telephonic form). The Company, promptly following the time when the notice of withdrawal is delivered, will refund to the participant the amount of the balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization or participant contribution agreement (as applicable), his interest in the Plan, and his option under the Plan shall terminate.

(b) ELIGIBILITY FOLLOWING WITHDRAWAL. A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he withdrew (provided that he is otherwise eligible to participate in the Plan at such time).

8. TERMINATION OF EMPLOYMENT.

(a) TERMINATION OF EMPLOYMENT OTHER THAN BY RETIREMENT, DEATH OR DISABILITY. If the employment of a participant terminates prior to the Date of Exercise relating to a particular Option Period, other than by retirement, death, or disability as provided in subparagraph 8(b) below, his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment; provided, however, that if the Date of Exercise for the Option Period during which such termination of employment occurs is not a Business Day and the participant’s employment terminates on the last Business Day of the Option Period, then such participant will be considered to have terminated employment, for purposes of this subparagraph 8(a), on the Date of Exercise. For purposes of the preceding sentence, the term “Business Day” shall mean any day except a Saturday, Sunday or other day on which national banking associations in the State of New York are generally closed for the conduct of commercial banking business. Following the participant’s termination of employment as described above, the Company promptly will refund to him the amount of the balance in his account under the Plan, and thereupon his interest in the Plan and in any option under the Plan shall terminate.

(b) TERMINATION OF EMPLOYMENT BY RETIREMENT, DEATH OR DISABILITY. If the employment of a participant terminates by reason of such participant’s retirement (which shall mean a termination of employment for any reason other than cause (as defined below) after such participant has attained age 55) or due to such participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such participant, or such participant’s personal representative in the event of the participant’s death, shall have the right to elect either to:

(1) withdraw the amount of the balance in the participant’s account under the Plan at the date of such participant’s termination of employment; or

(2) exercise such participant’s option for the purchase of Stock on the last day of the Option Period during which termination of employment occurs for the purchase of the number of full shares of Stock which the amount of the balance in the participant’s account under the Plan at the date of such participant’s termination of employment will purchase at the applicable Option Price (subject to subparagraph 5(e)), with any balance remaining in the participant’s account under the Plan to be returned to such participant or such personal representative.

The participant or, if applicable, such personal representative, must make such election by giving notice to the Committee at such time and in such manner as the Committee prescribes. In the event that no such notice of election is timely received by the Committee, the participant or personal representative will automatically be deemed to have elected as set forth in clause (1) above, and the balance in such participant’s account under the Plan shall be promptly distributed to the participant or such personal representative. For purposes of this subparagraph 8(b), “cause” shall mean a termination of a participant’s employment because he is discharged for (A) fraud, theft, or embezzlement committed against the Company or a subsidiary, affiliated entity, or customer of the Company, (B) such participant’s willful misconduct in performance of the duties of his employment, or (C) such participant’s final conviction of a felony.

9. RESTRICTION UPON ASSIGNMENT. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

10. RIGHTS OF STOCKHOLDER. With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder. An optionee shall have the rights and privileges of a stockholder when, but not until, shares have been issued to him or on his behalf, as applicable, following exercise of his option.

11. CHANGES IN STOCK; ADJUSTMENT. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken by the Board to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, the number and Option Price of shares subject to options outstanding under the Plan, and the minimum Option Price, if any, established pursuant to subparagraph 6(a) with respect to outstanding options.

If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity, or if the Company is to be dissolved or liquidated, then unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to dates fixed by the Board prior to the effective date of such merger or consolidation or such dissolution or liquidation, (ii) an employee (or his legal representative) may make a lump-sum deposit prior to the Date of Exercise in lieu of the remaining payroll deductions (or remaining participant contributions under subparagraph 5(f)) which otherwise would have been made, and (iii) upon such effective date any unexercised options shall expire.

12. USE OF FUNDS: NO INTEREST PAID. All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any participant or credited to his account under the Plan.

13. TERM OF THE PLAN. The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such stockholder approval, and, if the stockholders of the Company do not approve the Plan by the Date of Exercise of the first option granted hereunder, then the Plan shall automatically terminate, no options may be exercised hereunder, and the Company promptly shall refund to each participant the amount of the balance in the participant’s account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization (and participant contribution agreement, if applicable) and his interest in unexercised options under the Plan shall terminate. Except with respect to options then outstanding, if not sooner terminated under the provisions of paragraph 14, the Plan shall terminate upon and no further options shall be granted after December 6, 2017.

14. AMENDMENT OR TERMINATION OF THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the antidilution provisions of the Plan) or change the class of individuals eligible to receive options under the Plan, without the approval of the stockholders of the Company.

15. SECURITIES LAWS. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance, or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal, or foreign laws, rules, or regulations or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares.

Further, all Stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

16. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

17. MISCELLANEOUS PROVISIONS.

(a) PARENT AND SUBSIDIARY CORPORATIONS. For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

(b) NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

(c) HEADINGS. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

(d) NOT A CONTRACT OF EMPLOYMENT; NO ACQUIRED RIGHTS. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company to purchase Stock at a discount, in the future. The rights and obligations under any participant’s terms of employment with the Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time, nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person’s right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant’s employment for any reason whatsoever.

(e) COMPLIANCE WITH APPLICABLE LAWS. The Company’s obligation to offer, issue, sell, or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale, or delivery of Stock as well as all federal, state, local, and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell, or deliver Stock under the Plan to or behalf of any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.

(f) SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

(g) ELECTRONIC AND/OR TELEPHONIC DOCUMENTATION AND SUBMISSION. Any of the payroll deduction authorizations, enrollment documents, and any other forms and designations referenced in the Plan and their submission may be electronic and/or telephonic, as directed by the Committee.

(h) GOVERNING LAW. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

(i) DESIGNATION OF PERSONAL REPRESENTATIVE. Each participant shall have the right to designate an individual to be the participant’s personal representative in the event of such participant’s death for purposes of paragraph 8 of the Plan. Each such designation shall be made by executing the personal representative designation form prescribed by the Committee and filing such form with the Committee. Any such designation may be changed at any time by such participant by execution and filing of a new designation in accordance with this subparagraph 17(i).

If no personal representative designation is on file with the Committee at the time of the death of the participant or if such designation is not effective for any reason as determined by the Committee, the executor or administrator of the participant’s estate shall serve as such participant’s personal representative for purposes of paragraph 8 of the Plan.

4601 WESTWAY PARK BOULEVARD HOUSTON, TX 77041

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by BJ Services Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to BJ Services Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        (Please sign, date and return this proxy in the enclosed

        postage prepaid envelope.)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BJSRV1	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BJ SERVICES COMPANY
Vote On Directors
The Board of Directors recommends a vote				To withhold authority to vote for any individual

    FOR the election of the nominees for     Director.

    1.   To elect THREE Class III Directors to

serve a three-year term.

Nominees for election as Class III Directors:

01)   L. WILLIAM HEILIGBRODT

02)   JAMES L. PAYNE

03)   J.W. STEWART

	For All	Withhold All	For All Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	☐	☐	☐

Vote On Proposals		For	Against	Abstain
The Board of Directors recommends a vote FOR each of the proposals below.
2.	To approve the BJ Services Company 2008 Employee Stock Purchase Plan.	☐	☐	☐
3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year 2008.	☐	☐	☐

In the discretion of the proxies, on such other business as may properly come before the meeting and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for director, FOR the 2008 Employee Stock Purchase Plan and FOR the ratification of the appointment of Deloitte & Touche and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.

NOTE: Please sign, date and return your instructions promptly in the enclosed envelope. Sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian or other fiduciary, please give full title as such.

☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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BJ SERVICES COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 7, 2008

The Annual Meeting of the Stockholders of BJ Services Company (the “Company”) will be held on Thursday, February 7, 2008, at 11:00 a.m. local time, at the WESTIN GALLERIA HOTEL located at 5060 WEST ALABAMA, HOUSTON, TEXAS 77056.

The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints J.W. Stewart, Jeffrey E. Smith and Margaret B. Shannon, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the Annual Meeting scheduled to be held on February 7, 2008, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of Common Stock of BJ Services Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

YOUR VOTE IS IMPORTANT

To vote through the Internet or by telephone, please see the instructions on the reverse side of this card. To vote by mail, sign and date this card on the reverse and mail promptly in the enclosed postage-paid envelope.

(Continued and to be dated and signed on the reverse side.)

ADDRESS CHANGES/COMMENTS

(If you noted any address changes/comments above, please check the corresponding box on the reverse side.)